Filed Pursuant to Rule 424(b)(5)
Registration No. 333-291952
PROSPECTUS SUPPLEMENT
(To Prospectus dated December 5, 2025)
$1,000,000,000

EastGroup Properties, Inc.
Common Stock
We have entered into a sales agency financing agreement, dated as of December 5, 2025 (the “Sales Agreement”) with each of Robert W. Baird & Co. Incorporated, BofA Securities, Inc., BTIG, LLC, Jefferies LLC, J.P. Morgan Securities LLC, Raymond James & Associates, Inc., Regions Securities LLC, Samuel A. Ramirez & Company, Inc., and TD Securities (USA) LLC (collectively, the “Sales Agents” and each, individually, a “Sales Agent”) and the Forward Sellers and the Forward Purchasers (each as defined below), relating to the shares of our common stock, par value $0.0001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock with an aggregate gross sales price of up to $1,000,000,000 from time to time through the Sales Agents, acting as our sales agents, or, if applicable, through the Forward Sellers, acting as agents for the relevant Forward Purchasers, or directly to the Sales Agents, acting as principals. Upon entry into the Sales Agreement, we terminated our prior at-the-market equity offering program. At the time of such termination, approximately $520.1 million remained unsold under such prior program.
The Sales Agreement provides that, in addition to the offer and sale of shares of our common stock by us through the Sales Agents, we also may enter into forward sale agreements under separate master forward confirmation agreements and related supplemental confirmations between us and each of Robert W. Baird & Co. Incorporated, Bank of America, N.A., Nomura Global Financial Products, Inc., Jefferies LLC, JPMorgan Chase Bank, National Association, Raymond James & Associates, Inc., Regions Securities LLC, and The Toronto-Dominion Bank (or their respective agents or affiliates). We refer to these agreements, collectively, as the “Forward Contracts,” and we refer to these entities, when acting in this capacity, individually as a “Forward Purchaser” and collectively as “Forward Purchasers.” In connection with each particular Forward Contract, the relevant Forward Purchaser will, at our request, borrow from third parties and, through the relevant agent, sell a number of shares of our common stock equal to the number of shares of our common stock underlying the particular Forward Contract. We refer to the sales agents, when acting as agents for Forward Purchasers, as “Forward Sellers,” except that with respect to Nomura Global Financial Products, Inc., the relevant Forward Seller is Nomura Securities International, Inc. (acting through BTIG, LLC as agent). In no event will the aggregate number of shares of our common stock sold through the Sales Agents or the Forward Sellers under the Sales Agreement and under any Forward Contracts, or directly to the Sales Agents acting as principals, have an aggregate sales price in excess of $1,000,000,000.
Sales of our common stock, if any, pursuant to this prospectus supplement and the accompanying prospectus may be made by means of ordinary brokers’ transactions on the New York Stock Exchange (the “NYSE”) at market prices, in negotiated transactions or by any other method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including block transactions or sales made to or through a market maker other than on an exchange, at prices related to prevailing market prices or at negotiated prices. Accordingly, an indeterminate number of shares of our common stock may be sold up to the number of shares that will result in an aggregate gross sales price of up to $1,000,000,000. The Sales Agents are not required to sell any specific number or dollar amount of our common stock, but each Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulation to sell shares designated by us in accordance with the Sales Agreement.
We will pay each Sales Agent a commission which in each case is not to exceed 1.5% of the gross sales price of all shares of our common stock sold through it as our agent. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of shares of our common stock. In connection with each Forward Contract, we will pay the relevant Forward Seller or its agent, in the form of a reduced initial forward sale price under the related Forward Contract with the related Forward Purchaser, commissions at a mutually agreed rate that will not exceed, but may be lower than, 1.5% of the sales prices of all borrowed shares of common stock sold during the applicable forward hedge selling period by it as a Forward Seller. See “Plan of Distribution” for further information. We will not initially receive any proceeds from the sale of borrowed shares of our common stock by a Forward Seller. We expect to fully physically settle each particular Forward Contract with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of that particular Forward Contract, in which case we will expect to receive aggregate net cash proceeds at settlement equal to the number of shares underlying the particular Forward Contract multiplied by the relevant forward sale price. However, we may also elect to cash settle or net share settle a particular Forward Contract, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or shares of common stock (in the case of net share settlement) to the relevant Forward Purchaser.
Under the terms of the Sales Agreement, we may also sell shares of our common stock to one or more of the Sales Agents as principal, at a price per share to be agreed upon at the time of sale. If we sell shares to one or more of the Sales Agents as principal, we will enter into a separate terms agreement with such Sales Agent or Sales Agents, as the case may be.
Our common stock is listed on the NYSE under the symbol “EGP.” On December 4, 2025, the closing price of our common stock on the NYSE was $180.48 per share.
Our principal executive offices are located at 400 W. Parkway Place, Suite 100, Ridgeland, Mississippi 39157, and our telephone number is (601) 354-3555.
Investment in our common stock involves risks. You should carefully read and consider the “Risk Factors” on page S-4 of this prospectus supplement and page 2 of the accompanying prospectus as well as the risk factors contained in the documents we file with the Securities and Exchange Commission, which are incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Baird	BofA Securities	BTIG	Jefferies	J.P. Morgan

Ramirez & Co., Inc.	Raymond James	Regions Securities LLC	TD Securities

The date of this prospectus supplement is December 5, 2025.

Prospectus Supplement
Prospectus
You should rely only on the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the Sales Agents, the Forward Sellers and the Forward Purchasers have not, authorized any other person to provide you with different information. If anyone provides you with inconsistent or additional information, you should not rely on it. Neither we nor the Sales Agents, the Forward Sellers or the Forward Purchasers are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of its respective date or dates or on the date or dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless otherwise indicated or the context requires otherwise, in this prospectus supplement and the accompanying prospectus, references to “EastGroup,” “the Company,” “we,” “us” and “our” mean EastGroup Properties, Inc., a Maryland corporation, together with its consolidated subsidiaries, including EastGroup Properties L.P., a Delaware limited partnership.

SUMMARY
About This Prospectus Supplement
This document has two parts. The first part is the prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which provides more general information about securities we may offer from time to time, some of which may not apply to this offering.
It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision.
To the extent that any subject matter is addressed in both this prospectus supplement and the accompanying prospectus, the information contained in or incorporated by reference to this prospectus supplement updates or supersedes the information contained in the accompanying prospectus.
The Company
We are an internally-managed equity real estate investment trust (“REIT”) first organized in 1969. Our goal is to maximize shareholder value by being a leading provider in our markets of functional, flexible, and quality business distribution space for location-sensitive customers (primarily in the 20,000 to 100,000 square foot range). We develop, acquire and operate distribution facilities, the majority of which are clustered around major transportation features in supply constrained submarkets in high-growth markets. Our core markets are in the states of Texas, Florida, California, Arizona and North Carolina.
As of September 30, 2025, we owned 546 industrial properties in 12 states, encompassing approximately 64.4 million square feet in the aggregate. Our portfolio was 96.7% leased as of September 30, 2025. In addition, as of September 30, 2025, our development and value-add program consisted of 15 projects (approximately 3.0 million square feet) located in 12 markets. Collectively, approximately 8.5% of our development and value-add projects were leased as of October 22, 2025.
We are a corporation organized under the laws of the State of Maryland. Our principal executive offices are located at 400 W. Parkway Place, Suite 100, Ridgeland, Mississippi 39157, and our telephone number is (601) 354-3555. We also have a web site at www.eastgroup.net. The information found on, or otherwise accessible through, our web site is not incorporated into, and does not form a part of, this prospectus supplement.
Additional information regarding EastGroup, including our audited financial statements, is contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Offering
Issuer
EastGroup Properties, Inc., a Maryland corporation.
Securities offered by us
Shares of our common stock with an aggregate offering price of up to $1,000,000,000.
Manner of offering
Sales of the shares, if any, may be made by means of ordinary brokers’ transactions on the NYSE at market prices, in negotiated transactions or by any other method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, including block transactions or sales made to or through a market maker other than on an exchange, at prices related to prevailing market prices or at negotiated prices. See “Plan of Distribution” in this prospectus supplement.
NYSE symbol
EGP
Use of proceeds
We intend to use the net proceeds (1) from issuances and sales of our common stock through the Sales Agents and (2) if any, upon the settlement of any Forward Contracts for general corporate purposes, which may include working capital, the repayment of amounts outstanding from time to time under our unsecured revolving credit facility or other indebtedness and the payment of costs of acquisition or development of industrial properties, or a combination thereof. Pending the use of the net proceeds as described above, we may invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with our intention to qualify as a REIT. See “Use of Proceeds” and “Risk Factors” in this prospectus supplement.
Risk Factors
See “Risk Factors” on page S-4 of this prospectus supplement and page 2 of the accompanying prospectus, as well as the risk factors set forth under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of factors you should carefully consider before deciding to invest in our common stock.
Accounting Treatment of Forward Sales
In the event that we enter into any Forward Contracts, we expect that before the issuance of shares of our common stock, if any, upon physical or net share settlement of any Forward Contract, the shares issuable upon settlement of that particular Forward Contract will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of common stock that would be issued upon full physical settlement of that particular Forward Contract over the number of shares of common stock that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period).
Consequently, before physical or net share settlement of a particular Forward Contract and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the applicable adjusted forward sale price under that particular Forward Contract, subject to increase or decrease based on an overnight interest rate, less a spread, and subject to decrease by amounts related to expected dividends on our common stock during the term of that particular Forward Contract. However, if we physically or net share settle a particular Forward Contract, the delivery of shares of our common stock would result in an increase in the number of shares outstanding and dilution to our earnings per share.
Dividend Policy
We have historically paid, and expect to continue to pay, a regular quarterly cash dividend, but the timing and amount of future dividends is subject to the factors discussed in “Risk Factors” and in our Annual Report on Form 10-K under the heading “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities,” which is incorporated into this prospectus supplement and the accompanying prospectus by reference.
Transfer Agent and Registrar
Equiniti Trust Company

RISK FACTORS
In addition to other information contained in this prospectus supplement and the accompanying prospectus, you should carefully consider the risks described below and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including (i) our most recent Annual Report on Form 10-K for the year ended December 31, 2024 and (ii) documents we file with the Securities and Exchange Commission (the “SEC”) after the date of this prospectus supplement and which are deemed incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. These risks are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our common stock could decline due to the materialization of any of these risks, and you may lose all or part of your investment.
Risks Relating to this Offering
The market price or trading volume of our common stock may be volatile, and holders of our common stock could lose a significant portion of their investment if the market price of our common stock declines.
The market price of our common stock may be volatile, and stockholders may not be able to resell their shares of common stock at or above the price at which they acquired the common stock due to fluctuations in its market price, including changes in price caused by factors unrelated to our performance or prospects, or that are beyond our control. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur.
Specific factors that may have a significant effect on the market price for our common stock include, among others, the following:
•	actual or anticipated fluctuations in our quarterly operating results, dividends, or future prospects;
•	changes in stock market analyst recommendations or earnings estimates regarding our common stock or the real estate industry;
•	strategic actions taken by us, our competitors, or our high-profile customers;
•	our failure to close pending acquisitions;
•	our failure to achieve the perceived benefits of our acquisitions, including financial results, as rapidly as or to the extent anticipated by financial or industry analysts;
•	additions or departures of key management personnel;
•	changes in tax or accounting standards, policies, guidance, interpretations or principles;
•	changes in the interest rate environment and/or the impact of inflation;
•	the impact of geopolitical and other macro-events and responses to such events;
•	changes in market valuations of similar companies;
•	adverse market reaction to any indebtedness we incur in the future;
•	adverse conditions in the financial markets or general U.S. or international economic conditions; and
•	the realization of any of the other risk factors presented or incorporated by reference in this prospectus supplement or the accompanying prospectus.
There may be future dilution of our common stock as a result of this offering and future offerings.
Giving effect to the potential issuance of common stock in this offering, the receipt of the expected net proceeds and the use of those proceeds, this offering may have a dilutive effect on our expected earnings per share. The actual amount of such dilution cannot be determined at this time and will be based on numerous factors. Additionally, we are not restricted from issuing additional shares of our common stock or issuing shares of preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities in the future. In addition, future sales or issuances of substantial amounts of our common stock may be at prices below the offering price of the shares offered by this prospectus supplement and may adversely impact the market price of our common stock and the terms upon which we may obtain additional equity financing in the future.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market after an offering under this prospectus supplement or the perception that such sales could occur. We cannot predict whether future issuances or sales of shares of our common stock or the availability of shares of our common stock for resale in the open market will decrease the market price of our common stock. The issuance of a substantial number of shares of our common stock in the public market, or the perception that such issuances might occur, could adversely affect the market price of our common stock.
For a discussion of potential dilution resulting from the Forward Contracts, see “Risks Related to Forward Contracts—Settlement provisions contained in a Forward Contract could result in substantial dilution to our earnings per share or result in substantial cash payment obligations.”
We may issue additional debt securities or equity securities that are senior to our common stock for the purposes of dividend and liquidating distributions, which could further restrict our operations and expose us to additional risk, and the market price of our common stock could be adversely affected.
If we decide to issue additional debt securities in the future, the indenture or other instrument governing such securities may contain covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we may issue in the future may have rights, preferences and privileges more favorable than those of our common stock. Holders of debt securities may also be granted specific rights, including, but not limited to, the right to hold a perfected security interest in certain of our assets, the right to accelerate payments due under the indenture, rights to restrict dividend payments and rights to approve the sale of assets. Upon liquidation, holders of our debt securities and shares of preferred stock, if any, and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Any preferred stock we may issue could have a preference on liquidating distributions and/or a preference on dividend payments that could limit our ability to make a distribution to the holders of our common stock. Such additional restrictive covenants, operating restrictions and preferential dividends could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to pay distributions to our stockholders.
Increases in market interest rates may result in a decrease in the value of shares of our common stock.
One of the factors that may influence the price of shares of our common stock is the dividend yield on our common stock relative to market interest rates. If market interest rates rise, prospective purchasers of shares of our common stock may expect a higher distribution rate. We may not be able to, or we may not choose to, provide a higher distribution rate in such instances. As a result, prospective purchasers may decide to purchase other securities rather than shares of our common stock, which would reduce the demand for, and result in a decline in the market price of, shares of our common stock.
Our distributions to stockholders may change, which could adversely affect the market price of shares of our common stock.
All distributions are at the sole discretion of our board of directors (our “Board”) and will depend upon our actual and projected financial condition, results of operations, cash flows, liquidity and funds from operations, maintenance of our REIT qualification and such other matters as our Board may deem relevant from time to time. Stockholders have no contractual or other legal right to distributions that have not been authorized by our Board and declared by our company. It is possible that stockholders may in the future receive lower distributions as compared to those previously paid by us for various reasons, including the following: we may not have enough cash to pay such distributions due to changes in our cash requirements, indebtedness, capital spending plans, operating cash flows, or financial position; our Board may elect to retain cash for investment purposes, working capital reserves or other purposes, or to maintain or improve our credit ratings; the amount of distributions that our subsidiaries may distribute to us may be subject to restrictions imposed by state law, state regulators, and/or the terms of any current or future indebtedness that these subsidiaries may incur; and our Board reserves the right to change our distribution practices at any time and for any reason. We may not be able to make distributions in the future or may need to fund such distributions from external sources, as to which no assurances can be given. In addition, as noted above, we may choose to retain operating cash flow, and these retained funds, although increasing the value of our underlying assets, may not correspondingly increase the market price of shares of our common stock. Our failure to meet the market’s expectations with regard to future distributions likely would adversely affect the market price of shares of our common stock.

Risks Related to Forward Contracts
Settlement provisions contained in a Forward Contract could result in substantial dilution to our earnings per share or result in substantial cash payment obligations.
If we enter into one or more Forward Contracts, the relevant Forward Purchaser will have the right to accelerate that particular Forward Contract (with respect to all or any portion of the transaction under that particular Forward Contract that the relevant Forward Purchaser determines is affected by such event) and require us to settle on a date specified by the relevant Forward Purchaser if:
•	the relevant Forward Purchaser is unable to establish, maintain or unwind its hedge position with respect to that particular Forward Contract;
•
the relevant Forward Purchaser determines that it is unable, after using commercially reasonable efforts consistent with its normal trading and sales practices, to continue to borrow a number of shares of our common stock equal to the number of shares of common stock underlying that particular Forward Contract or that, with respect to borrowing such number of shares of common stock, it would incur a cost that is greater than the stock borrow cost specified in that particular Forward Contract, subject to a prior notice requirement;

•
a termination event occurs as a result of us declaring a dividend or distribution on our common stock with a cash value in excess of a specified amount per calendar quarter, or with an ex-dividend date prior to the anticipated ex-dividend date for such cash dividend;

•
an extraordinary event (as such term is defined in that particular Forward Contract and which includes certain mergers and tender offers and the delisting of our common stock) occurs or there is a public announcement of any action that, if consummated, would constitute such an extraordinary event; or

•
certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into that particular Forward Contract, our bankruptcy or a change in law (as such terms are defined in that particular Forward Contract).

A Forward Purchaser’s decision to exercise its right to accelerate the settlement of a particular Forward Contract will be made irrespective of our need for capital. In such cases, we could be required to issue and deliver shares of common stock under the physical settlement provisions of that particular Forward Contract or, if we so elect and the Forward Purchaser so permits our election, net share settlement provisions of that particular Forward Contract irrespective of our capital needs, which would result in dilution to our earnings per share.
We expect that settlement of any Forward Contract will generally occur no later than the date specified in the particular Forward Contract, which will be no later than two years following the trade date of that Forward Contract. However, any Forward Contract may be settled earlier than that specified date in whole or in part at our option. We expect that each Forward Contract will be physically settled by delivery of shares of our common stock unless we elect to cash settle or net share settle a particular Forward Contract. Upon physical settlement or, if we so elect, net share settlement of a particular Forward Contract, delivery of shares of our common stock in connection with such physical settlement or, to the extent we are obligated to deliver shares of our common stock, net share settlement, will result in dilution to our earnings per share. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of common stock underlying a particular Forward Contract, we expect that the relevant Forward Purchaser (or an agent or affiliate thereof) will purchase a number of shares of common stock necessary to satisfy its or its agent or affiliate’s obligation to return the shares of common stock borrowed from third parties in connection with sales of shares of our common stock under that Forward Contract. In addition, the purchase of shares of our common stock in connection with the relevant Forward Purchaser or its agent or affiliate unwinding its hedge positions could cause the price of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to the relevant Forward Purchaser (or decreasing the amount of cash that the relevant Forward Purchaser would owe us) upon a cash settlement of the relevant Forward Contract or increasing the number of shares of common stock we would deliver to the relevant Forward Purchaser (or decreasing the number of shares of common stock that the relevant Forward Purchaser would deliver to us) upon net share settlement of the relevant Forward Contract.
The forward sale price that we expect to receive upon physical settlement of a particular Forward Contract will be subject to adjustment on a daily basis based on a floating interest rate factor equal to an overnight interest rate less a spread and will be decreased based on amounts related to expected dividends on our common stock during the term of the particular Forward Contract. If such overnight interest rate is less than, or greater than, the spread on any day, the interest factor will result in a daily reduction, or a daily increase, respectively, of the applicable forward sale price. If the market value of our common stock during the relevant valuation period under the particular Forward Contract is above the applicable forward sale price, in the case of cash settlement, we would pay the relevant Forward Purchaser under that particular Forward Contract an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the relevant Forward Purchaser a number of shares of common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement of a particular Forward Contract. If the market value of our common stock during the relevant valuation period under that particular Forward Contract is below the applicable forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant Forward Purchaser under that particular Forward Contract or, in the case of net share settlement, we would receive from the relevant Forward Purchaser a number of shares of common stock having a value equal to the difference. See “Plan of Distribution” for information on the Forward Contracts.
In case of our bankruptcy or insolvency, any Forward Contracts will automatically terminate, and we would not receive the expected proceeds from any forward sales of our common stock.
If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, any Forward Contracts that are then in effect will automatically terminate. If any such Forward Contract so terminates under these circumstances, we would not be obligated to deliver to the relevant Forward Purchaser any of our common stock not previously delivered, and the relevant Forward Purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any of our common stock not previously settled under the applicable Forward Contract. Therefore, to the extent that there are any shares of our common stock with respect to which any Forward Contract has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our common stock.
The uncertainty of the U.S. federal income tax treatment of the cash that we might receive from cash settlement of a Forward Contract and its impact on our ability to meet the REIT qualification requirements may preclude us from electing to cash settle a Forward Contract.
The treatment of any cash settlement payment we may receive upon our election to cash settle a Forward Contract for purposes of the gross income tests applicable to REITs is unclear. Therefore, we may only elect to cash settle a Forward Contract if we determine that we can satisfy the gross income requirements for REITs while treating such cash settlement payment as non-qualifying income. In the event we are not able to make such determination, we may be precluded from electing to cash settle a Forward Contract even if the cash settlement may be the optimal business decision.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain “forward-looking statements” (within the meaning of the federal securities laws, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that reflect our expectations and projections about the Company’s future results, performance, prospects, plans and opportunities. The Company has attempted to identify these forward-looking statements by the use of words such as “may,” “will,” “seek,” “expects,” “anticipates,” “believes,” “targets,” “intends,” “should,” “estimates,” “could,” “continue,” “assume,” “projects,” “goals,” “plans” or variations of such words and similar expressions or the negative of such words, although not all forward-looking statements contain such words. These forward-looking statements are based on information currently available to the Company and are subject to a number of known and unknown assumptions, risks, uncertainties and other factors that may cause the Company’s actual results, performance, plans or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, those discussed below. The Company intends for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or new information, future events or otherwise, except as may be required by law.
The following are some, but not all, of the risks, uncertainties and other factors that could cause the Company’s actual results to differ materially from those presented in the Company’s forward-looking statements:
•	international, national, regional and local economic conditions and conflicts;
•	the competitive environment in which the Company operates;
•	fluctuations of occupancy or rental rates;
•
potential defaults (including bankruptcies or insolvency) on or non-renewal of leases by tenants, or our ability to lease space at current or anticipated rents, particularly in light of the ongoing uncertainty around interest rates, tariffs and general economic conditions;

•	disruption in supply and delivery chains;
•	increased construction and development costs, including as a result of tariffs or the recent inflationary environment;
•	acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with our projections or to materialize at all;
•
potential changes in the law or governmental regulations and interpretations of those laws and regulations, including changes in real estate laws, REIT or corporate income tax laws, potential changes in zoning laws, or increases in real property tax rates, and any related increased cost of compliance;

•	our ability to maintain our qualification as a REIT;
•
natural disasters such as fires, floods, tornadoes, hurricanes, earthquakes or other extreme weather events, which may or may not be directly caused by longer-term shifts in climate patterns, could destroy buildings and could damage regional economies;

•	the availability of financing and capital, increases in our long-term elevated interest rates, and our ability to raise equity capital on attractive terms;
•
financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest, and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;

•	our ability to retain our credit agency ratings;
•	our ability to comply with applicable financial covenants;
•	credit risk in the event of non-performance by the counterparties to our interest rate swaps;
•	how and when pending forward equity sales may settle;

•	lack of or insufficient amounts of insurance;
•	litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;
•	our ability to attract and retain key personnel or lack of adequate succession planning;
•	risks related to the failure, inadequacy or interruption of our data security systems and processes, including security breaches through cyber attacks;
•	pandemics, epidemics or other public health emergencies, such as the coronavirus pandemic;
•	potentially catastrophic events such as acts of war, civil unrest and terrorism; and
•	environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us.
The risks included herein are not exhaustive, and investors should be aware that there may be other factors that could adversely affect our business and financial performance. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Investors should also refer to our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are incorporated herein by reference, including those filed in the future, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements.

USE OF PROCEEDS
We intend to use the net proceeds (1) from issuances and sales of our common stock through the Sales Agents and (2) if any, upon the settlement of any Forward Contracts for general corporate purposes, which may include working capital, the repayment of amounts outstanding from time to time under our unsecured revolving credit facilities or other indebtedness and the payment of costs of acquisition or development of industrial properties, or a combination thereof. Pending the use of the net proceeds as described above, we may invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with our intention to qualify as a REIT.
To the extent that we elect to cash settle any particular Forward Contract, we may not receive any net proceeds (or we may owe cash to the relevant Forward Purchaser). To the extent that we elect to net share settle any particular Forward Contract in full, we would not receive any proceeds from the relevant Forward Purchaser.
We will not initially receive any proceeds from any sales of shares of our common stock by a Forward Seller in connection with any Forward Contract. We expect to fully physically settle each particular Forward Contract, in which case we will expect to receive aggregate net cash proceeds at settlement equal to the number of shares underlying the particular Forward Contract multiplied by the relevant forward sale price. The forward sale price that we expect to receive upon physical settlement of a particular Forward Contract will be equal to the sales prices of all borrowed shares of common stock sold by the relevant Forward Seller during the applicable forward hedge selling period less a forward hedge selling commission not to exceed 1.5%, will be subject to adjustment on a daily basis based on a floating interest rate factor equal to an overnight interest rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the particular Forward Contract. If such overnight interest rate is less than, or greater than, the spread on any day, the interest factor will result in a daily reduction, or an increase, respectively, of the applicable forward sale price.
In the event that we enter into any Forward Contracts, we expect that before the issuance of shares of our common stock, if any, upon physical or net share settlement of any Forward Contract, the shares issuable upon settlement of the particular Forward Contract will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of common stock that would be issued upon full physical settlement of that particular Forward Contract over the number of shares of common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period).
Certain affiliates of BofA Securities, Inc., J.P. Morgan Securities LLC, Raymond James & Associates, Inc., Regions Securities LLC, and TD Securities (USA) LLC, are lenders under our $625 million unsecured revolving credit facility. To the extent that we use the net proceeds from this offering to repay amounts we have borrowed or may borrow or re-borrow in the future under our revolving credit facility, those lenders will receive their pro rata portion of any of the proceeds from this offering that we use to repay any such amounts. As of September 30, 2025, the Company had $45,000,000 on this unsecured revolving credit facility, and one standby letter of credit totaling $2,588,000 pledged against, and reducing the borrowing capacity under, the credit facility.

PLAN OF DISTRIBUTION
We have entered into a Sales Agency Financing Agreement, dated as of December 5, 2025, with each of Robert W. Baird & Co. Incorporated, BofA Securities, Inc., BTIG, LLC, Jefferies LLC, J.P. Morgan Securities LLC, Raymond James & Associates, Inc., Regions Securities LLC, Samuel A. Ramirez & Company, Inc., and TD Securities (USA) LLC and, as applicable, the Forward Purchasers, under which we may, from time to time, issue and sell shares of our common stock, par value $0.0001 per share, with an aggregate gross sales price of up to $1,000,000,000, through the Sales Agents or the Forward Sellers, or directly to the Sales Agents, acting as principals. The Sales Agreement provides that, in addition to the offer and sale of shares of our common stock by us through the Sales Agents, we also may enter into Forward Contracts under separate master forward confirmations and related supplemental confirmations between us and each of Robert W. Baird & Co. Incorporated, Bank of America, N.A., Nomura Global Financial Products, Inc., Jefferies LLC, JPMorgan Chase Bank, National Association, Raymond James & Associates, Inc., Regions Securities LLC, and The Toronto-Dominion Bank (or their respective agents or affiliates). In connection with each such Forward Contract, the relevant Forward Purchaser will, at our request, borrow from third parties and, through the relevant Forward Seller, sell a number of shares of our common stock equal to the number of shares of our common stock underlying such Forward Contract. In no event will the aggregate number of shares of our common stock sold through the Sales Agents or the Forward Sellers under the Sales Agreement and under any Forward Contracts have an aggregate sales price in excess of $1,000,000,000.
Sales of our common stock, if any, made under the Sales Agreement as contemplated by this prospectus supplement may be made by means of ordinary brokers’ transactions on the NYSE at market prices, in negotiated transactions or by any other method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, including block transactions or sales made to or through a market maker other than on an exchange, at prices related to prevailing market prices or at negotiated prices.
We will deliver to the NYSE copies of this prospectus supplement pursuant to the rules of the exchange. To the extent required under applicable law, we will report at least quarterly the number of shares of our common stock sold through the Sales Agents and/or Forward Sellers, as agents, under the Sales Agreement, and to the extent applicable, the net proceeds to us and the number of shares of our common stock issued upon settlement of any Forward Contracts in connection with such sales.
Sales of our common stock as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents or Forward Sellers and related Forward Purchasers, as applicable, may agree upon.
Each Sales Agent and Forward Seller, as applicable, will provide written confirmation to us no later than the opening of the next NYSE trading day following each day on which shares of our common stock are sold by it as agent under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the compensation payable by us to the Sales Agent or the Forward Seller, and the net proceeds to us, in each case as applicable.
In connection with the sale of our common stock hereunder, each of the Sales Agents, the Forward Sellers and/or the Forward Purchasers may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agents or the Forward Sellers in the form of a reduced initial forward sale price under the related Forward Contract with the related Forward Purchaser may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to each of the Sales Agents, Forward Sellers and Forward Purchasers against certain civil liabilities, including liabilities under the Securities Act.
We estimate that the total expenses of the offering payable by us, excluding commissions or discounts payable or provided to the Sales Agents and the Forward Sellers under the Sales Agreement, will be approximately $1.2 million.
The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all of our shares of our common stock subject to the Sales Agreement, and (2) termination of the Sales Agreement by us, the relevant Sales Agent, the relevant Forward Seller or the relevant Forward Purchaser. The Sales Agreement may be terminated by each Sales Agent, Forward Seller or Forward Purchaser with respect to itself or by us at any time upon 10 days’ notice, and by the Sales Agents, Forward Sellers and Forward Purchasers in certain circumstances, including certain bankruptcy events relating to us or any material subsidiary, our failure to maintain a listing of our common stock on the NYSE or the occurrence of a material adverse effect in our company. If either we, or the Sales Agents or Forward Sellers have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, we will promptly notify the Sales Agents and the Forward Sellers, and sales of the shares of our common stock under the Sales Agreement or any terms agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
We have agreed not to directly or indirectly sell, offer to sell, contract to sell, grant any option to sell or otherwise dispose of, our common stock or securities convertible into or exchangeable for our common stock, warrants or any rights to purchase or acquire our common stock for a period beginning on the first trading day prior to the delivery of any transaction notice to a Sales Agent or Forward Seller and ending on the first trading day following the settlement date for our common stock sold pursuant to the applicable transaction notice, without the prior written consent of the Sales Agent or Forward Seller. This consent may be given at any time without public notice. The restriction described in this paragraph does not apply to the issuances or sales of:
•
common stock we offer or sell pursuant to any transaction notice under the Sales Agreement (including sales of borrowed shares of our common stock by a Forward Seller in connection with any Forward Contract);

•	common stock that we issue as consideration in connection with acquisitions of businesses, assets or securities of other persons;
•	common stock that we issue upon conversion of convertible securities, or the exercise of warrants, options or other rights;
•
common stock or options to purchase common stock that we issue, in either case, pursuant to any employee or director stock option, incentive or benefit plan, any stock purchase or ownership plan or dividend reinvestment plan; or

•	common stock issuable by us upon settlement of any Forward Contract.
Sales Through Sales Agents
From time to time during the term of the Sales Agreement, we may deliver a transaction notice to a Sales Agent specifying the length of the selling period, the amount of common stock to be sold, the minimum price below which sales may not be made and additional sales parameters. Upon receipt of a transaction notice from us, and subject to the terms and conditions of the Sales Agreement, each Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulation to sell such shares on such terms. We or the Sales Agent may suspend the offering of our common stock at any time upon proper notice to the other, upon which the selling period will immediately terminate. Settlement for sales of our common stock are generally anticipated to occur on the first trading day following the date on which any sales were made, unless we agree otherwise with the relevant Sales Agent. The obligation of the Sales Agent under the Sales Agreement to sell shares pursuant to any transaction notice is subject to a number of conditions, which the Sales Agent reserves the right to waive in its sole discretion.
We will pay each Sales Agent a commission, which in each case that such Sales Agent is acting as an agent and not a principal, is not to exceed 1.5% of the gross sales price of all shares of our common stock sold through it as agent under the Sales Agreement. In addition to the commission described above, we have also agreed, under certain circumstances, to reimburse the Sales Agents for certain of their reasonable, documented out-of-pocket expenses, including fees and expenses of counsel in connection with the Sales Agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of shares of our common stock.
Under the terms of the Sales Agreement, we may also sell shares of our common stock to one or more of the Sales Agents as principal, at a price per share to be agreed upon at the time of sale. If we sell shares to one or more of the Sales Agents as principal, we will enter into a separate terms agreement with such Sales Agent or Sales Agents, as the case may be, and, to the extent required by applicable law, we will describe such agreement in a separate prospectus supplement or issuance supplement. In any such sale to a Sales Agent as principal, we may agree to pay the applicable Sales Agent a commission or discount that may exceed 1.5% of the gross sales price per share of common stock sold to such Sales Agent, as principal.

Sales Through Forward Sellers
From time to time during the term of the Sales Agreement, and subject to the terms and conditions set forth therein, we may deliver a transaction notice relating to a forward to any of the Forward Sellers. Upon receipt by a Forward Seller or its agent of a transaction notice from us requesting that it execute sales of shares of borrowed common stock as a Forward Seller in connection with one or more Forward Contracts, and subject to the terms and conditions of the Sales Agreement, the relevant Forward Purchaser or its agent will use commercially reasonable efforts consistent with its normal trading and sales practices to borrow, and the relevant Forward Seller or its agent will use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the relevant shares of our common stock on such terms to hedge the relevant Forward Purchaser’s exposure under that particular Forward Contract. We or the relevant Forward Seller may immediately suspend the offering of our common stock at any time upon proper notice to the other.
We expect that settlement between the relevant Forward Purchaser and Forward Seller of sales of borrowed shares of our common stock, as well as the settlement between the relevant Forward Seller and buyers of such shares of our common stock in the market, will generally occur on the first trading day (or such day as is industry practice for regular-way trading) following each date the sales are made. The obligation of the relevant Forward Seller under the Sales Agreement to execute such sales of our common stock is subject to a number of conditions, which each Forward Seller reserves the right to waive in its sole discretion.
In connection with each Forward Contract, we will pay the relevant Forward Seller, in the form of a reduced initial forward sale price under the related Forward Contract with the related forward purchaser, commissions at a mutually agreed rate that will not exceed, but may be lower than, 1.5% of sales prices of all borrowed shares of common stock sold during the applicable forward hedge selling period by it as a Forward Seller. We refer to this commission rate as the forward selling commission. The forward hedge selling period will be the period determined by us in our sole discretion and as specified in the relevant transaction notice.
The forward sale price per share under each Forward Contract will initially equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average price per share at which the shares of borrowed common stock were sold pursuant to the Sales Agreement by the relevant Forward Seller. Thereafter, the forward sale price will be subject to adjustment as described below.
The Forward Contracts, the maximum terms of which may not exceed two years, will provide that the forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to increase or decrease based on an overnight interest rate, less a spread, and subject to decrease by amounts related to expected dividends on our common stock during the term of the particular Forward Contract. If such overnight interest rate is less than, or greater than, the spread on any day, the interest factor will result in a daily reduction, or a daily increase, respectively, of the forward sale price.
Before settlement of a particular Forward Contract, we expect that the shares of our common stock issuable upon settlement of that particular Forward Contract will be reflected in our diluted earnings per share and dividends per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share and dividends per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of that particular Forward Contract over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period). Consequently, before physical or net share settlement of a particular Forward Contract and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share, except during periods when the average market price of our common stock is above the applicable forward sale price.
Except under limited circumstances described below, we have the right to elect physical, cash or net share settlement under any Forward Contract. Although we expect to settle any Forward Contract entirely by delivering shares of our common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under a particular Forward Contract if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle a particular Forward Contract if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of shares of our common stock underlying a particular Forward Contract.
If we elect to physically settle any Forward Contract by issuing and delivering shares of our common stock, we will receive an amount of cash from the relevant Forward Purchaser equal to the product of the forward sale price per share under that particular Forward Contract and the number of shares of our common stock underlying the particular Forward Contract. In the event that we elect to cash settle, the settlement amount will be generally related to (1) (a) the average of the volume-weighted average price of our common stock on each exchange business day during the relevant valuation period under the particular Forward Contract minus (b) the applicable forward sale price; multiplied by (2) the number of shares of our common stock underlying the particular Forward Contract subject to cash settlement. In the event we elect to net share settle, the settlement amount will be generally related to (1) (a) the weighted average price at which the relevant Forward Purchaser or its agent or affiliate purchases shares of our common stock during the relevant valuation period for such settlement under that particular Forward Contract minus (b) the applicable forward sale price; multiplied by (2) the number of shares of our common stock underlying that particular Forward Contract subject to such net share settlement. If this settlement amount is a negative number, the relevant Forward Purchaser will pay us the absolute value of that amount (in the case of cash settlement) or deliver to us a number of shares of our common stock having a value equal to the absolute value of such amount (in the event of net share settlement). If this settlement amount is a positive number, we will pay the relevant Forward Purchaser that amount (in the case of cash settlement) or deliver to the relevant Forward Purchaser a number of shares of our common stock having a value equal to such amount (in the event of net share settlement). In connection with any cash settlement or net share settlement, we would expect the relevant Forward Purchaser or its agent or affiliate to purchase shares of our common stock in secondary market transactions for delivery to third-party stock lenders in order to close out its, or its agent’s or affiliate’s, hedge position in respect of that particular Forward Contract. The purchase of shares of our common stock in connection with the relevant Forward Purchaser or its agent or affiliate unwinding its hedge positions could cause the price of our common stock to increase over time (or prevent a decrease over time), thereby increasing the amount of cash we owe to the relevant Forward Purchaser (or decreasing the amount of cash that the relevant Forward Purchaser owes us) upon cash settlement or increasing the number of shares of our common stock that we are obligated to deliver to the relevant Forward Purchaser (or decreasing the number of shares of our common stock that the relevant Forward Purchaser is obligated to deliver to us) upon net share settlement of the particular Forward Contract. See “Risk Factors - Risks Related to Forward Contracts.”
A Forward Purchaser will have the right to accelerate the particular Forward Contract (with respect to all or any portion of the transaction under the particular Forward Contract that the relevant Forward Purchaser determines is affected by such event) and require us to physically settle on a date specified by the relevant Forward Purchaser if (1) the relevant Forward Purchaser is unable to establish, maintain or unwind its hedge position with respect to the particular Forward Contract; (2) the relevant Forward Purchaser determines that it is unable after using commercially reasonable efforts, to continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying the particular Forward Contract or that, with respect to borrowing such number of shares of our common stock, it would incur a cost that is greater than the stock borrow cost specified in the particular Forward Contract, subject to a prior notice requirement; (3) a termination event occurs as a result of us declaring a dividend or distribution on our common stock with a cash value in excess of a specified amount per calendar quarter or with an ex-dividend date prior to the anticipated ex-dividend date for such cash dividend; (4) an extraordinary event (as such term is defined in the particular Forward Contract and which includes certain mergers and tender offers and the delisting of our common stock) occurs, or our board of directors votes to approve or there is a public announcement of, in either case, any action that, if consummated, would constitute such an extraordinary event; or (5) certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with entering into the particular Forward Contract, our bankruptcy or a change in law (as such terms are defined in the particular Forward Contract). The relevant Forward Purchaser’s decision to exercise its right to accelerate the settlement of the particular Forward Contract will be made irrespective of our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the particular Forward Contract or, if we so elect and the relevant Forward Purchaser so permits our election, net share settlement provisions of the particular Forward Contract irrespective of our capital needs which would result in dilution to our earnings per share and dividends per share. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the particular Forward Contract will terminate without further liability of either party. Following any such termination, we would not issue any shares of our common stock or receive any proceeds pursuant to the particular Forward Contract. See “Risk Factors-Risks Related to Forward Contracts.”
Relationship with Sales Agents, Forward Sellers and Forward Purchasers
Each of the Sales Agents, Forward Sellers, Forward Purchasers and/or their respective agents or affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of business, the Sales Agents, the Forward Sellers, the Forward Purchasers and/or their respective agents or affiliates have from time to time provided, and expect to provide in the future, investment banking, commercial banking, construction lending, letter of credit facilities and other credit-related arrangements, financial advisory, brokerage and other services to us and our agents or affiliates, for which it has received and may in the future continue to receive customary fees and commissions. In the ordinary course of their various business activities, the Sales Agents, the Forward Sellers, the Forward Purchasers and/or their respective agents or affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The Sales Agents, the Forward Sellers, the Forward Purchasers and/or their respective agents or affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Associated Investment Services, Inc. (AIS), a Financial Industry Regulatory Authority member, an indirect, wholly owned subsidiary of Associated Banc-Corp, is being paid a referral fee by Samuel A. Ramirez & Company, Inc.
Robert W. Baird & Co. Incorporated will pay a referral fee to an affiliate of The Huntington National Bank, one of the lenders under our revolving credit facility, in connection with this offering.

EXPERTS
The consolidated financial statements of EastGroup Properties, Inc. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS
The legality of the securities offered hereby will be passed upon for us by Goodwin Procter LLP. Clifford Chance US LLP will pass upon certain legal matters in connection with this offering for the Sales Agents, Forward Sellers and Forward Purchasers.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information.
We incorporate by reference the documents listed below, other than, in each case, any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules and regulations:
•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 12, 2025;
•
our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 11, 2025 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024);

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on April 23, 2025; our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on July 23, 2025; and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on October 23, 2025;

•	our Current Reports on Form 8-K filed with the SEC on May 27, 2025 and November 25, 2025;
•
the description of our common stock contained in our registration statement on Form 8-B, filed on June 5, 1997, as updated by Exhibit 4.1 our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 16, 2022, and all amendments and reports updating that description; and

•
all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering (excluding any portions of such documents that are deemed furnished to the SEC pursuant to applicable rules and regulations).

We will provide without charge to each person to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address and telephone number:
EastGroup Properties, Inc.
Attention: Chief Financial Officer
400 W. Parkway Place, Suite 100
Ridgeland, MS 39157
(601) 354-3555

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
WARRANTS
From time to time, we may offer to sell, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, common stock, preferred stock, preferred stock represented by depositary shares and warrants to purchase preferred stock or common stock. These securities may also be offered by selling securityholders, if so provided in a prospectus supplement hereto. This prospectus provides you with a general description of the securities we or the selling securityholders may offer.
Each time securities are sold using this prospectus, we will provide a supplement to this prospectus (and possibly other offering material) containing specific information about the offering. The supplement or other offering material may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. You should read this prospectus and any supplement and/or other offering material carefully before you invest.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
Our common stock is listed on the New York Stock Exchange under the symbol “EGP.” On December 4, 2025, the closing price of our common stock on the New York Stock Exchange was $180.48.
Our principal executive offices are located at 400 W. Parkway Place, Suite 100, Ridgeland, Mississippi 39157, and our telephone number is (601) 354-3555.
Investment in any securities described in this prospectus involves risk. You should carefully read and consider the “Risk Factors” on page 2 of this prospectus as well as the risk factors contained in the documents we file with the Securities and Exchange Commission, which are incorporated by reference into this prospectus, before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 5, 2025.

You should rely only on the information contained in or incorporated by reference into this prospectus and any related prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling securityholders, if any, are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the related prospectus supplement and the documents incorporated by reference herein is accurate only as of its respective date or dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto, references to “EastGroup,” “the Company,” “we,” “us” and “our” and similar expressions mean EastGroup Properties, Inc., a Maryland corporation, together with its consolidated subsidiaries.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this process, we may sell common stock, preferred stock, depositary shares and warrants in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the applicable offering. To the extent that this prospectus is used by any securityholder to resell any securities, information with respect to the securityholder and the terms of the securities being offered will be contained in a prospectus supplement. Any such prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
We or any selling securityholders may offer the securities directly, through agents, or to or through underwriters. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any agents or underwriters involved in the sale of the securities. See “Plan of Distribution” for more information on this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus involves risks. Before acquiring any securities offered pursuant to this prospectus, you should carefully consider the risk factors under the caption “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and as described in our other filings with the SEC, which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. Please also refer to the section below entitled “Forward-Looking Information” for additional risks and uncertainties. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the risks or uncertainties described in our periodic reports filed with the SEC or any such additional risks and uncertainties actually occur, our business, results of operations and financial condition could be materially and adversely affected. In that case, the trading price of the securities being offered by this prospectus and any applicable prospectus supplement could decline, and you might lose all or part of your investment. You should consider these risk factors before acquiring any of such securities and when you read forward-looking statements contained elsewhere or incorporated by reference in this prospectus.

FORWARD-LOOKING INFORMATION
This prospectus, the prospectus supplement and the documents incorporated by reference herein or therein may contain “forward-looking statements” (within the meaning of the federal securities laws, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that reflect our expectations and projections about the Company’s future results, performance, prospects, plans and opportunities. You may identify these forward-looking statements by the use of words such as “may,” “will,” “seek,” “expects,” “anticipates,” “believes,” “targets,” “intends,” “should,” “estimates,” “could,” “continue,” “assume,” “projects,” “goals,” “plans” or variations of such words and similar expressions or the negative of such words, although not all forward-looking statements may contain such words. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of known and unknown assumptions, risks, uncertainties and other factors that may cause the Company’s actual results, performance, plans or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, those discussed below. The Company intends for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or new information, future events or otherwise, except as may be required by law.
The following are some, but not all, of the risks, uncertainties and other factors that could cause the Company’s actual results to differ materially from those presented in the Company’s forward-looking statements:
•	international, national, regional and local economic conditions and conflicts;
•	the competitive environment in which the Company operates;
•	fluctuations of occupancy or rental rates;
•
potential defaults (including bankruptcies or insolvency) on or non-renewal of leases by tenants, or our ability to lease space at current or anticipated rents, particularly in light of the ongoing uncertainty around interest rates, tariffs and general economic conditions;

•	disruption in supply and delivery chains;
•	increased construction and development costs, including as a result of tariffs or the recent inflationary environment;
•	acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with our projections or to materialize at all;
•
potential changes in the law or governmental regulations and interpretations of those laws and regulations, including changes in real estate laws, real estate investment trust (“REIT”) or corporate income tax laws, potential changes in zoning laws, or increases in real property tax rates, and any related increased cost of compliance;

•	our ability to maintain our qualification as a REIT;
•
natural disasters such as fires, floods, tornadoes, hurricanes, earthquakes or other extreme weather events, which may or may not be directly caused by longer-term shifts in climate patterns, could destroy buildings and damage regional economies;

•	the availability of financing and capital, increases in or long-term elevated interest rates, and our ability to raise equity capital on attractive terms;
•
financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest, and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;

•	our ability to retain our credit agency ratings;
•	our ability to comply with applicable financial covenants;

•	credit risk in the event of non-performance by the counterparties to our interest rate swaps;
•	how and when pending forward equity sales may settle;
•	lack of or insufficient amounts of insurance;
•	litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;
•	our ability to attract and retain key personnel or lack of adequate succession planning;
•	risks related to the failure, inadequacy or interruption of our data security systems and processes, including security breaches through cyber attacks;
•	pandemics, epidemics or other public health emergencies, such as the coronavirus pandemic;
•	potentially catastrophic events such as acts of war, civil unrest and terrorism; and
•	environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us.
The risks included herein are not exhaustive, and investors should be aware that there may be other factors that could adversely affect our business and financial performance. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Investors should also refer to our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are incorporated herein by reference, including those filed in the future and deemed incorporated by reference herein, for a discussion of risks and uncertainties that may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements.

ABOUT EASTGROUP PROPERTIES, INC.
We are an internally-managed equity REIT first organized in 1969. Our goal is to maximize shareholder value by being a leading provider in our markets of functional, flexible and quality business distribution space for location-sensitive customers (primarily in the 20,000 to 100,000 square foot range). We develop, acquire and operate distribution facilities, the majority of which are clustered around major transportation features in supply constrained submarkets in high-growth markets. Our core markets are in the states of Texas, Florida, California, Arizona and North Carolina.
We are a corporation organized under the laws of the State of Maryland. Our principal executive offices are located at 400 W. Parkway Place, Suite 100, Ridgeland, Mississippi 39157, and our telephone number is (601) 354-3555. We also have a web site at www.eastgroup.net. The information found on, or otherwise accessible through, our web site is not incorporated into, and does not form a part of, this prospectus.
Additional information regarding EastGroup, including our audited financial statements, is contained in the documents incorporated by reference in this prospectus. Please also refer to the section below entitled “Where You Can Find More Information.”

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sales of the securities to which this prospectus relates for general corporate purposes, which may include, without limitation, the repayment of debt and the development and acquisition of additional properties.
Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

DESCRIPTION OF CAPITAL STOCK
The following description is only a summary of certain terms and provisions of our capital stock. You should refer to our Articles of Incorporation, as supplemented (the “charter”), and Bylaws, as amended (the “bylaws”), for the complete provisions thereof.
The total number of shares of capital stock of all classes that we are authorized to issue is 100,000,000. Our charter authorizes the issuance of 70,000,000 shares of common stock, par value $0.0001 per share and 30,000,000 shares of Excess Stock (as defined in our charter), par value $.0001 per share. As of December 4, 2025, 53,348,800 shares of common stock and no shares of Excess Stock were issued and outstanding. Our common stock is currently listed on the New York Stock Exchange (“NYSE”) under the symbol “EGP.”
Our Board of Directors (the “Board” or “Board of Directors”) is authorized by the charter to classify and reclassify any of our unissued shares of capital stock, by, among other alternatives, setting, altering or eliminating the designation, preferences, conversion or other rights, voting powers, qualifications and terms and conditions of redemption of, limitations as to dividends and any other restrictions on, our capital stock. The power of the Board of Directors to classify and reclassify any of the shares of capital stock includes the authority to classify or reclassify such shares into a class or classes of preferred stock or other stock.
Pursuant to the provisions of our charter, if a transfer of stock occurs such that any person would own, beneficially or constructively (applying the applicable attribution rules of the U.S. Internal Revenue Code of 1986, as amended, (the “Code”), more than 9.8% (in value or in number, whichever is more restrictive) of our outstanding equity stock (excluding shares of Excess Stock), then the amount in excess of the 9.8% limit will automatically be converted into shares of Excess Stock, any such transfer will be void ab initio, and we will have the right to redeem such stock. These restrictions also apply to any transfer of stock that would result in our being “closely held” within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT for federal income tax purposes. Upon any transfer that results in Excess Stock, such Excess Stock shall be held in trust for the exclusive benefit of one or more charitable beneficiaries designated by us. Upon the satisfaction of certain conditions, the person who would have been the recordholder of the equity stock if the transfer had not resulted in Excess Stock may designate a beneficiary of an interest in the trust. Upon such transfer of an interest in the trust, the corresponding shares of Excess Stock in the trust shall be automatically exchanged for an equal number of shares of equity stock of the same class as such stock had been prior to it becoming Excess Stock and shall be transferred of record to the designated beneficiary. Excess Stock has no voting rights, except as required by law. Excess Stock shall not be entitled to dividends. Any dividend paid prior to our discovery that equity stock has been converted into Excess Stock shall be repaid to us upon demand. In the event of our liquidation, each holder of Excess Stock shall be entitled to receive that portion of our assets that would have been distributed to the holder of equity stock in respect of which such Excess Stock was issued. The trustee of the trust holding Excess Stock shall distribute such assets to the beneficiaries of such trust. These restrictions will not prevent the settlement of a transaction entered into through the facilities of any interdealer quotation system or national securities exchange upon which shares of our capital stock are traded. Notwithstanding the prior sentence, certain transactions may be settled by providing shares of Excess Stock.
Our Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the Board of Directors and upon at least 15 days written notice from a transferee prior to a proposed transfer that, if consummated, would result in the intended transferee “beneficially owning” (as defined in our charter, and determined after the application of the applicable attribution rules of the Code) equity stock in excess of the 9.8% ownership limit and the satisfaction of such other conditions as the Board may direct, may in its sole and absolute discretion exempt a person from the 9.8% ownership limit. Additionally, our Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to our Board, may in its sole and absolute discretion exempt a person from the limitation on a person “constructively owning” (as defined in our charter, and determined after the application of the applicable attribution rules of the Code) equity stock in excess of the 9.8% ownership limit if (i) such person does not and represents that it will not directly or “constructively own” (after the application of the applicable attribution rules of the Code) more than a 9.8% interest in a tenant of ours; (ii) we obtain such representations and undertakings as are reasonably necessary to ascertain this fact; and (iii) such person agrees that any violation or attempted violation of such representations, undertakings and agreements will result in such equity stock in excess of the ownership limit being converted into and exchanged for Excess Stock. Our Board of Directors may from time to time increase or decrease the 9.8% limit, provided that the 9.8% limit may be increased only if five individuals could not “beneficially own” or “constructively own” (applying the applicable attribution rules of the Code) more than 50.0% in value of the shares of equity stock then outstanding.

DESCRIPTION OF COMMON STOCK
The following description of our common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate and will apply to the common stock offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The description of our common stock set forth below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable provisions of our charter and bylaws.
Distributions. Subject to the preferential rights of any shares of preferred stock currently outstanding or subsequently classified and to the provisions of our charter regarding restrictions on transfer and ownership of shares of common stock, a holder of our common stock is entitled to receive distributions, if, as and when authorized and declared by our Board of Directors, out of our assets that we may legally use for distributions to stockholders and to share ratably in our assets that we may legally distribute to our stockholders in the event of our liquidation, dissolution or winding up after payment of, or adequate provision for, all of our known debts and liabilities. We currently pay regular quarterly distributions on our common stock.
Relationship to Preferred Stock and Other Shares of Common Stock. The rights of a holder of shares of common stock will be subject to, and may be adversely affected by, the rights of holders of preferred stock that may be issued in the future. Our Board of Directors may cause preferred stock to be issued to obtain additional capital, in connection with acquisitions, to our officers, directors and employees pursuant to benefit plans or otherwise and for other corporate purposes.
A holder of our common stock has no preferences, conversion rights, sinking fund, redemption rights, or preemptive rights to subscribe for any of our securities. Subject to the provisions of our charter regarding restrictions on ownership and transfer, all shares of common stock have equal distribution, liquidation, voting and other rights.
Voting Rights. Subject to the provisions of our charter regarding restrictions on transfer and ownership of shares of common stock and except as may otherwise be required by law, a holder of common stock has one vote per share on all matters submitted to a vote of stockholders, including the election of directors.
Under the Maryland General Corporation Law (the “MGCL”), a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides that such actions need to be approved by a majority of the votes entitled to be cast on the matter. However, any merger, consolidation, share exchange, recapitalization, dissolution, sale of all or substantially all of our assets or any amendment to the provisions of our charter regarding the Board of Directors, indemnification of our directors and officers or amendment of the charter must be approved by at least two-thirds of our Board of Directors. Additionally, no amendment to our charter may be made that would, (i) in the determination of our Board of Directors, cause us not to qualify as a REIT, (ii) amend the provisions of our charter regarding removal of directors, (iii) amend the provisions of our charter regarding the indemnification of directors and officers, (iv) amend our charter’s amendment provisions, or (v) impose cumulative voting in the election of directors, in each case, unless approved by the holders of not less than 80% of the votes entitled to be cast on the matter.
Our charter and bylaws do not allow for cumulative voting in the election of directors, and a majority of the votes cast in an election for a director shall be sufficient to elect a director. However, if there are more candidates for director than there are board seats to be voted upon, directors shall be elected by a plurality of the votes cast.
Stockholder Liability. Under Maryland law applicable to Maryland corporations, holders of common stock will not be liable as stockholders for our obligations solely as a result of their status as stockholders.
Transfer Agent. The registrar and transfer agent for shares of our common stock is Equiniti Trust Company.

DESCRIPTION OF PREFERRED STOCK
The specific terms of a particular class or series of preferred stock will be described in the prospectus supplement relating to that class or series, including a prospectus supplement providing that preferred stock may be issuable upon the exercise of warrants the company issues. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.
General. Our charter authorizes our Board of Directors to classify and reclassify any unissued shares of our stock into other classes or series of stock, including classes or series of preferred stock. Shares of preferred stock may be issued from time to time, in one or more series, as authorized by our Board of Directors. Before issuance of shares of each series, the Board of Directors is required to fix for each such series, subject to the provisions of the MGCL and our charter, the powers, designations, preferences and relative, participating, optional or other special rights of such series and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other matters as may be fixed by resolution of the Board of Directors or a duly authorized committee thereof. The Board of Directors has the authority to issue shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority of, shares of common stock might believe to be in their best interests, or in which holders of some, or a majority of, shares of common stock might receive a premium for their shares of common stock over the then market price of such shares. The shares of preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights.
The prospectus supplement relating to any shares of preferred stock offered thereby will contain the specific terms, including:
(i)	the title and stated value of such shares of preferred stock;
(ii)	the number of such shares of preferred stock offered, the liquidation preference per share and the offering price of such shares of preferred stock;
(iii)	the voting rights of such shares of preferred stock;
(iv)	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such shares of preferred stock;
(v)	the date from which dividends on such shares of preferred stock will accumulate, if applicable;
(vi)	the procedures for any auction or remarketing, if any, for such shares of preferred stock;
(vii)	the provision for a sinking fund, if any, for such shares of preferred stock;
(viii)	the provisions for redemption, if applicable, of such shares of preferred stock;
(ix)	any listing of the shares of preferred stock on any securities exchange;
(x)
the terms and conditions, if applicable, upon which the shares of preferred stock will be convertible into shares of our common stock, including the conversion price (or manner of calculation thereof);

(xi)	a discussion of federal income tax considerations applicable to such shares of preferred stock;
(xii)	the relative ranking and preferences of such shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;
(xiii)
any limitations on issuance of any series of shares of preferred stock ranking senior to or on a parity with such series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

(xiv)	any limitations on direct or beneficial ownership and restrictions on transfer of such shares of preferred stock, in each case as may be appropriate to preserve our status as a REIT; and
(xv)	any other specific terms, preferences, rights, limitations or restrictions of such shares of preferred stock.
The registrar and transfer agent for the shares of preferred stock will be set forth in the applicable prospectus supplement.

The description of the provisions of the shares of preferred stock set forth in this prospectus and in the related prospectus supplement is only a summary, does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the definitive Articles Supplementary to our charter relating to such series of shares of preferred stock, which will be filed with the Maryland Department of Assessments and Taxation. You should read these documents carefully to fully understand the terms of the shares of preferred stock. In connection with any offering of shares of preferred stock, Articles Supplementary will be filed with the SEC and incorporated by reference in this prospectus and the registration statement of which it is a part.

DESCRIPTION OF DEPOSITARY SHARES
We may, at our option, elect to offer depositary shares, each of which would represent an interest in a fractional share, or multiple shares, of our preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent an interest in a fractional share, or multiple shares, of preferred stock as described in a prospectus supplement relating to such offering of depositary shares.
The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those shares of preferred stock. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its interest in a fractional share or multiple shares of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.
Some of the particular terms of the depositary shares offered by the applicable prospectus supplement, as well as some of the terms of the related deposit agreement, will be described in a prospectus supplement relating to such offering of depositary shares. The prospectus supplement will include the name of the depositary and the address of its principal executive office, the title of the security, the terms of deposit (including the provisions, if any, with respect to the amount of deposited securities represented by one depositary share, the procedure for voting, the collection and distribution of dividends, the transmission of notices, reports and proxy soliciting material, the sale or exercise of rights, the deposit or sale of securities resulting from dividends, splits or plans of reorganization, amendment, extension or termination of the deposit, rights of holders to inspect transfer books of the depositary and the list of holders, restrictions upon the right to deposit or withdraw the underlying securities, and limitation upon the liability of the depositary), and a description of all fees and charges which may be imposed on the holders, and may also include a discussion of certain U.S. federal income tax consequences.
Copies of the applicable form of deposit agreement and depositary receipt will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under “Where You Can Find More Information.” The statements in this prospectus relating to any deposit agreement, the depositary receipts to be issued thereunder and the related depositary shares are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts. Accordingly, you should read the form of deposit agreement and form of depositary receipt in their entirety before making an investment decision.

DESCRIPTION OF WARRANTS
This section summarizes the general terms of the warrants. Most of the financial and other specific terms of any warrants will be described in the applicable prospectus supplement, and those terms may differ from the terms described herein.
We may issue warrants to purchase shares of preferred stock or shares of common stock. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following: (1) the title of such warrants; (2) the aggregate number of such warrants; (3) the price or prices at which such warrants will be issued; (4) the designation, terms and number of shares of our preferred stock or common stock purchasable upon exercise of such warrants; (5) the designation and terms of the offered securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security; (6) the date, if any, on and after which such warrants and the related preferred stock or common stock will be separately transferable, including any limitations on ownership and transfer of such warrants as may be appropriate to preserve our status as a REIT; (7) the price at which each share of preferred stock or common stock purchasable upon exercise of such warrants may be purchased; (8) the date on which the right to exercise such warrants shall commence and the date on which such right shall expire; (9) the minimum or maximum amount of such warrants which may be exercised at any one time; (10) information with respect to book-entry procedures, if any; (11) a discussion of certain federal income tax consequences; and (12) any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS
The following paragraphs summarize certain material provisions of Maryland law applicable to Maryland corporations. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, our charter, including any articles supplementary, and bylaws, in each case as may be amended from time to time. You should read these documents carefully to fully understand the terms of Maryland law, our charter and our bylaws.
The Company is not Subject to the Maryland Business Combination Statute
Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. The MGCL defines an interested stockholder as any person who beneficially owns, directly or indirectly, ten percent or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of, directly or indirectly, ten percent or more of the voting power of the then outstanding voting stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The corporation’s board of directors may provide that its approval is subject to compliance with any terms and conditions determined by the board of directors.
After the five-year prohibition, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least:
•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholders with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested shareholder becomes an interested shareholder. Our Board of Directors has adopted resolutions exempting any business combination between us and any other person or entity from the business combination provisions of the MGCL. Our bylaws provide that such resolutions may only be revoked, altered or amended, and our Board of Directors may only adopt any resolution inconsistent with a prior resolution of our Board of Directors that exempts any business combination (as defined in Section 3-601(e) of the MGCL) between the Company and any other person, whether identified specifically, generally or by type, from the business combination provisions of the MGCL, with the affirmative vote of a majority of the votes cast on the matter by the holders of the issued and outstanding shares of our common stock. We cannot assure you that our Board of Directors will not recommend to shareholders that the Board of Directors alter or repeal this resolution in the future.
As a result of the Company’s decision not to be subject to the business combinations statute, an interested stockholder may be able to effect a “business combination” without complying with the requirements discussed above, which may make it easier for stockholders who become interested stockholders to consummate a business combination involving the Company.
The Company is not Subject to the Maryland Control Share Acquisition Statute
The Company has elected in its bylaws not to be subject to the “control share acquisition” provisions of the MGCL (sections 3-701 through 3-710). If the Company wants to be subject to these provisions, its bylaws would need to be amended. Such amendments would require (a) the affirmative vote of a majority of the votes entitled to be cast by the Company’s stockholders, or (b) a vote of two-thirds of the Board of Directors, provided that such amendment is also approved by the affirmative vote of a majority of the votes cast on the matter by the Company’s stockholders.

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” entitle their holders to no voting rights except to the extent approved at a special stockholder meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
•	one-tenth or more but less than one-third,
•	one-third or more but less than a majority, or
•	a majority or more of all voting power.
Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.
If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (ii) to acquisitions approved or exempted by a provision in the charter or bylaws of the corporation and adopted at any time before the acquisition of the control shares.
Because the Company is not subject to these provisions at this time, stockholders who acquire a substantial block of Company common stock do not need approval of the other stockholders before exercising full voting rights with respect to their shares on all matters. This may make it easier for any of these control share stockholders to effect a business combination with the Company.
Certain Elective Provisions of Maryland Law
Maryland law provides, among other things, that the board of directors has broad discretion in adopting stockholders’ rights plans and has the sole power to fix the record date, time and place for special meetings of the stockholders. Furthermore, Maryland law provides that Maryland corporations that:
•
have at least three directors who are not any of the following: (i) officers or employees of the entity; (ii) acquiring persons; (iii) directors, officers, affiliates or associates of an acquiring person; or (iv) individuals who were nominated or designated as directors by an acquiring person; and

•
have a class of equity securities that is subject to the reporting requirements of the Exchange Act, may elect in their charter or bylaws or by resolution of the board of directors to be subject to all or part of Subtitle 8 of Title 3 of the MGCL, which provides that:

•	the corporation may have a classified board of directors, holding office for staggered terms;

•
any director may be removed only for cause and by the vote of two-thirds of the votes entitled to be cast in the election of directors generally, even if a lesser proportion is provided in the charter or bylaws;

•	the number of directors may only be set by the board of directors, notwithstanding any provision of the corporation’s charter or bylaws;
•
vacancies resulting from an increase in size of the board of directors or the death, resignation or removal of a director may only be filled by the vote of the remaining directors, notwithstanding any provision of the corporation’s charter or bylaws; and

•
the secretary of the corporation may call a special meeting of stockholders only on the written request of the stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting, notwithstanding any provision of the corporation’s charter or bylaws.

To date, we have not made any of the elections described above, although, independent of these elections, our charter and bylaws contain provisions that special meetings of stockholders are required to be held upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting, and that directors may be removed only for cause and by the vote of two-thirds of the stockholder votes entitled to be cast.
Board of Directors
Our bylaws provide that the number of our directors may be established by the Board of Directors but may not be fewer than the minimum required by Maryland law nor more than 15. The stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director. A majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of directors, and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors.
Our charter provides that a director may be removed only for cause and only by the affirmative vote of at least two-thirds of the combined voting power of all shares of capital stock entitled to be cast in the election of directors voting together as a single class. This provision may preclude stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees.
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the Board of Directors or (iii) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board of Directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the Board of Directors or (iii) provided that the Board of Directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws. Our bylaws also contain certain additional procedural requirements for stockholders soliciting proxies for their own director nominees in a contested election pursuant to Rule 14a-19 of the Exchange Act.
Power to Issue Additional Shares of Common Stock and Preferred Stock
Our charter authorizes our Board of Directors to issue stock of any class, whenever authorized. We believe that the power to issue additional shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange on which our securities may be listed. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control of the Company.
Consideration of “All Relevant Factors”
In addition, as permitted by the MGCL, our charter includes a provision that requires our Board of Directors, in their evaluation of any potential business combination or any actual or proposed transaction that could result in a change of control, to consider all relevant factors, including the economic effect on our stockholders, the social and economic effect on our employees and others dealing with the Company, and on the communities in which we have offices or other operations.

Indemnification and Limitation of Directors’ and Officers’ Liability
The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains a provision which limits the liability of our directors and officers to the maximum extent permitted by Maryland law.
The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity, or in the defense of any issue, claim or matter in such a proceeding.
The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of his or her service in that capacity, unless it is established that:
•	the act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the prescribed standard of conduct is not met or the director or officer was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the appropriate standard of conduct was not met.
We also are party to indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by the MGCL. We also maintain liability insurance for our officers and directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following summary addresses certain U.S. federal income tax considerations related to our election to be subject to taxation as a REIT and the ownership and disposition of our common stock or preferred stock that we anticipate being material to holders of such securities. The provisions of the Code concerning the U.S. federal income tax treatment of a REIT, its subsidiaries such as the Operating Partnership and the shareholders and security holders of each are highly technical and complex; the following discussion sets forth only certain aspects of those provisions. This summary is intended to provide you with general information only, it is not intended as a substitute for careful tax planning, and it is not tax advice.
This summary is based on provisions of the Code, applicable final, temporary and proposed Treasury Regulations, the legislative history of the Code, judicial decisions, and current administrative rulings and practice of the Internal Revenue Service (the “IRS”) including IRS practices and policies as endorsed in private letter rulings, which are not binding on the IRS (except in the case of the taxpayer to whom a private letter ruling is addressed), all in effect as of the date of this prospectus. No assurance can be given that future legislative or administrative changes or judicial decisions will not affect the accuracy of the descriptions or conclusions contained in this summary. In addition, any such changes may be retroactive and apply to transactions entered into prior to the date of their enactment, promulgation or release. We have not sought and do not expect to seek a ruling from the IRS regarding any of the U.S. federal income tax issues discussed in this prospectus, and no assurance can be given that the IRS will not challenge any of the positions we take or that such a challenge will not succeed.
This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular investment circumstances, or if you are a type of investor subject to special tax rules. As you review this discussion, you should keep in mind that:
1.	the tax consequences to you may vary depending on your particular tax situation;
2.	special rules that are not discussed below may apply to you if, for example, you are:
3.	a broker-dealer or a dealer in securities or currencies,
4.	a trust or an estate
5.	a regulated investment company or a REIT,
6.	a bank or other financial institution,
7.	an insurance company,
8.	a partnership, a subchapter S corporation, or similar pass-through entity or a person holding his, her or its interest through such an entity, a tax-deferred or other retirement account,
9.	a person who holds a 10% or more (by vote or value) beneficial interest in our stock,
10.
a person holding shares of our stock as part of a short sale, hedge, conversion, straddle, synthetic security or other integrated investment, constructive sale or other integrated transaction for U.S. federal income tax purposes,

11.	a person required to accelerate any item of gross income pursuant to Section 451(b) of the Code as a result of such income being recognized on an applicable financial statement,
12.	a person that marks-to-market our stock,
13.	a person subject to the alternative minimum tax provisions of the Code,
14.	a person that acquired shares of our stock in connection with the performance of services,
15.	a non-U.S. trust or estate, a “controlled foreign corporation,” a “passive foreign investment company,” a U.S. expatriate,
16.	a person eligible for benefits under an income tax treaty to which the United States is a party,
17.	a shareholder that is a U.S. Person (as defined below) whose “functional currency” (as defined in Section 985 of the Code) is not the U.S. dollar, or
18.	a person that is otherwise subject to special treatment under the Code;

19.	this summary assumes that our shareholders hold their shares as a “capital asset” within the meaning of Section 1221 of the Code;
20.	this summary does not address U.S. federal income tax considerations applicable to tax-exempt organizations, except to the limited extent described below;
21.	this summary does not address U.S. federal income tax considerations applicable to non-U.S. persons, including the application of tax treaties, except to the limited extent described below;
22.
this summary does not address state, local, non-U.S., or U.S. federal alternative minimum, estate, gift or non-REIT excise tax considerations (including excise taxes on the investment income of certain private educational institutions).

This discussion also does not consider tax considerations that may be relevant with respect to securities that we may issue, or selling security holders may sell, other than our common stock and preferred stock described below. Moreover, we may issue preferred stock with terms and features that give rise to additional U.S. federal income tax considerations not discussed below and which may be addressed in the applicable prospectus supplement. Furthermore, the following summary does not address any U.S. federal income tax considerations to holders of our outstanding stock (including our common stock) that could result if we issue any redeemable preferred stock at a price that exceeds its redemption price by more than a de minimis amount or that otherwise provides for dividends that are economically a return of the shareholder’s investment (rather than a return on the shareholder’s investment), which preferred stock could be considered “fast-pay stock” under Treasury Regulations promulgated under Section 7701(l) of the Code and treated under such regulations as a financing instrument among the holders of the fast-pay stock and our other shareholders. This summary also does not address tax considerations relating to the acquisition, ongoing ownership or redemption or other disposition of limited partnership interests of the Operating Partnership.
Prospective purchasers of our securities are urged to consult their tax advisors prior to any investment in such securities concerning the potential U.S. federal, state, local, and non-U.S. tax consequences of the investment with specific reference to their own tax situations. Prospective purchasers are also urged to refer to the applicable prospectus supplement for any amendments, additions or changes to this summary.
Except as otherwise noted, references in this discussion of “Certain U.S. Federal Income Tax Considerations” to “we,” “our,” “us” and “our company” refer to EastGroup Properties, Inc. and not the Operating Partnership or any of our subsidiaries. For purposes of this discussion, the term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the terms “stock,” “shares” and similar terms, when referring to ownership interests in an entity, means interests treated as equity in any entity treated as an association taxable as a corporation for U.S. federal income tax purposes. For purposes of this discussion, the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes, and the term “partner” includes any person treated as a member of a partnership for U.S. federal income tax purposes. Currently, the Operating Partnership is an entity disregarded as separate from us for U.S. federal income tax purposes, as discussed further below in “—Qualified REIT Subsidiaries and Disregarded Entities.”
Taxation of our Company
We have elected to be taxed as a REIT under Sections 856 through 860 of the Code. We believe that we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code beginning with our taxable year ended November 30, 1969 and that our intended manner of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for U.S. federal income tax purposes. Qualification and taxation as a REIT depend upon our ability to meet and to have met, through actual annual (or in some cases quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various other REIT qualification requirements imposed under the Code, as in effect for each applicable taxable period. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations (including with respect to matters that we may not control or about which it is not possible to obtain all the relevant facts) and the possibility of future changes in our circumstances, we cannot provide any assurance that our actual operating results have satisfied or will satisfy the requirements for qualification and taxation as a REIT under the Code for any particular taxable year.
In connection with the filing of this prospectus, our tax counsel, Goodwin Procter LLP, is rendering an opinion to us to the effect that, commencing with our taxable year ended December 31, 2014, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code and our prior, current and proposed ownership, organization and method of operations as represented by management have allowed and will continue to allow us to satisfy the requirements for qualification and taxation as a REIT under the Code commencing with our taxable year ended December 31, 2014 and for subsequent taxable years. The opinion of Goodwin Procter LLP is based upon certain assumptions and upon various representations, statements and covenants made by us and by the Operating Partnership relating to the past, current and contemplated future ownership, investments, distributions, and operations of both us and the Operating Partnership, among certain other matters affecting our ability to qualify as a REIT. Goodwin Procter LLP has not investigated or verified the accuracy of these assumptions, representations, statements and covenants, and their opinion assumes that such assumptions, representations, statements and covenants are true, correct and complete, and that we and our subsidiaries have been, are and will be owned and operated in accordance with such assumptions, representations, statements and covenants. Moreover, our actual qualification as a REIT will depend upon our having met and our continuing ability to meet, in our actual ownership and operations, the applicable asset composition, source of income, shareholder diversification, distribution and other requirements of the Code for a corporation to qualify as a REIT discussed below. Goodwin Procter, LLP has not monitored, and will not monitor, actual results and has not verified, and will not verify, our compliance with the requirements for qualification and taxation as a REIT. Accordingly, the opinion of our tax counsel does not guarantee our ability to have qualified as or to remain qualified as a REIT, and no assurance can be given that we have satisfied or will satisfy the requirements for qualification and taxation as a REIT. The opinion of Goodwin Procter LLP is based upon the law in effect as of the date of the opinion (or, to the extent different and relevant for a prior taxable year or other period, as in effect for the applicable taxable year or period). Opinions of counsel impose no obligation on counsel to advise us or the holders of our stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Changes in applicable law could render the discussion below incorrect or incomplete. The opinion of Goodwin Procter LLP is not binding on the IRS and no assurance can be given that the IRS could not successfully challenge our qualification as a REIT, or that a court would not sustain such a challenge.
If we qualify as a REIT, we generally will be allowed to deduct dividends paid to our shareholders, and, as a result, we generally will not be subject to U.S. federal corporate income tax on that portion of our ordinary income and net capital gain that we currently distribute to our shareholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and shareholder levels) that generally results from an investment in a corporation. We intend to make distributions to our shareholders on a regular basis as necessary to avoid material U.S. federal income tax and to comply with the REIT requirements. See “—Qualification as a REIT—Annual Distribution Requirements” below.
Notwithstanding the foregoing, even if we qualify for taxation as a REIT, we nonetheless may be subject to U.S. federal income tax or excise tax in certain circumstances, including the following:
23.
We will be required to pay U.S. federal income tax at regular corporate rates on our undistributed REIT taxable income. REIT taxable income is the taxable income of the REIT, subject to specified adjustments, including a deduction for dividends paid.

24.
We may be subject to tax at the highest U.S. federal corporate income tax rate on net income from the sale or other disposition of “foreclosure property” (generally, property acquired by reason of default on a lease or indebtedness held by us) that is held primarily for sale to customers in the ordinary course of business or other nonqualifying income from foreclosure property.

25.
We will be subject to a 100% U.S. federal income tax on net income from “prohibited transactions” (generally, certain sales or other dispositions of “dealer property,” which is property held primarily for sale to customers in the ordinary course of business and which is not foreclosure property) unless the gain is recognized in a “taxable REIT subsidiary” (a “TRS”) or the property has been held by us for at least two years and certain other requirements are satisfied.

26.
If we fail to satisfy either the 75% gross income test or the 95% gross income test (each as discussed below) for a taxable year, but nonetheless maintain our qualification as a REIT pursuant to certain relief provisions, we will be subject to a 100% U.S. federal income tax on the product of (i) the amount by which we failed the 75% gross income test or the 95% gross income test (whichever amount is greater), multiplied by (ii) a fraction intended to reflect our profitability.

27.
If we fail to satisfy any of the REIT asset tests (as discussed below), and the failure is not a failure of the 5% or the 10% asset test that qualifies under the De Minimis Exception but the failure does qualify under the General Exception, both as described below under “—Qualification as a REIT—Asset Tests,” then we will have to pay an excise tax equal to the greater of (i) $50,000 and (ii) an amount determined by multiplying the net income generated during a specified period by the assets that caused the failure by the highest U.S. federal corporate income tax rate.
28.
If we fail to satisfy any REIT requirements (other than the REIT gross income test or asset test requirements) and we qualify for a reasonable cause exception, then we may retain our REIT qualification if we pay a penalty of $50,000 for such failure.

29.
We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each taxable year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year and (iii) any undistributed taxable income from prior taxable years.

30.
If we dispose of an asset acquired by us from a C corporation in a tax-deferred transaction in which we took the C corporation’s tax basis in the asset, and such disposition is during a 5-year period beginning on the date on which we acquired the asset, we may be subject to tax at the highest U.S. federal corporate income tax rate on the “built-in gain” of such asset as of the date of acquisition by us. Built-in gain means the excess of (i) the fair market value of the asset as of the beginning of the applicable recognition period over (ii) our adjusted tax basis in such asset as of the beginning of such recognition period. This result assumes that the non-REIT corporation does not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

31.
We will be subject to a 100% penalty tax on some payments we receive (or on certain expenses deducted by our TRSs) if arrangements among us, our tenants, and/or our TRSs are not comparable to similar arrangements among unrelated parties.

32.	Taxable income earned by our TRSs or any other subsidiaries that are taxable as non-REIT C corporations will be subject to regular U.S. federal corporate income tax.
No assurance can be given that the amount of any such U.S. federal income or excise taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and U.S. state, local and non-U.S. income, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
Qualification as a REIT
In General
We have elected to be taxed as a REIT under the Code commencing with our taxable year ended November 30, 1969. In order to have so and remain so qualified, we must have met and continue to meet the requirements discussed below (or as in effect for prior years), relating to our organization, ownership, sources of income, nature of assets and distributions of income to shareholders, beginning with our taxable year ended November 30, 1969, unless otherwise noted. The REIT provisions of the Code apply to a domestic corporation, trust or association:
(i)	that is managed by one or more trustees or directors,
(ii)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest,
(iii)	that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Code,
(iv)	that is neither a financial institution nor an insurance company subject to applicable provisions of the Code,
(v)	the beneficial ownership of which is held by one hundred (100) or more persons on at least 355 days in each full taxable year, proportionately adjusted for a short taxable year,
(vi)
generally, during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly, or by application of certain attribution rules, by five or fewer “individuals,” as further discussed below;

(vii)	that properly elects to be taxed as a REIT for the current taxable year, or has made such election for a previous taxable year, and in either case such election has not been terminated or revoked,
(viii)	that uses a calendar year for U.S. federal income tax purposes (unless, like us, it first qualified for REIT status for any taxable year beginning on or before October 4, 1976), and
(ix)	that meets the additional requirements, including the tests regarding the nature of its income and assets, discussed below.
Conditions (i), (ii), (iii) and (iv) above must be met during the entire taxable year and conditions (v) and (vi) do not have to be met until after the first taxable year for which a REIT election is made.
We have complied with condition (vii) above by making our REIT election as part of our U.S. federal income tax return for our taxable year ended November 30, 1969.
For purposes of condition (viii) above, we currently use the calendar year as our taxable year for U.S. federal income tax purposes. We previously used a taxable year ending on November 30th, as is allowed for a REIT, like us, that first qualified as a REIT for a taxable year beginning on or prior to October 4, 1976.
The discussion of the remaining conditions below summarizes current law except where expressly noted otherwise. We do not believe any differences between the current requirements for qualification as a REIT and the requirements in effect for any prior year have prevented us from qualifying as a REIT for any period.
Ownership Tests
In order to continue to qualify as a REIT, (i) the beneficial ownership of our stock must be held by 100 or more persons during at least 335 days of a 12-month taxable year (or during a proportionate part of a taxable year of less than 12 months) and (ii) during the last half of each taxable year no more than 50% in value of our stock may be owned, directly or indirectly, by or for five or fewer individuals (the “5/50 Test”). Stock ownership for purposes of the 5/50 Test is determined by applying constructive ownership provisions pursuant to which stock owned by an entity is attributed to the owners of the entity, a person is deemed to own stock that the person has an option to acquire and an individual is deemed to own stock owned by certain family members. The term “individual” for purposes of the 5/50 Test includes a private foundation, a trust providing for the payment of supplemental unemployment compensation benefits, and a portion of a trust permanently set aside or to be used exclusively for charitable purposes. A “qualified trust” described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code generally is not treated as an individual; rather, stock held by it is generally treated as owned by its beneficiaries in proportion to their actuarial interests in the trust.
To monitor its compliance with the 5/50 Test, a REIT is required to maintain records regarding the actual ownership of its shares. To do so, it must send annual demand letters to the record holders of significant percentages of its stock requesting information regarding the actual ownership of its shares (i.e., the persons required to include our dividends in their gross income). If we comply with the annual demand letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet the 5/50 Test, then we will be treated as having met the 5/50 test. Failure to comply with such requirements could subject us to penalties. If you fail or refuse to comply with the demand letters, you will be required by the Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our stock and other information.
We believe that we have satisfied and will continue to satisfy the above ownership requirements. In addition, our charter restricts ownership and transfers of our stock that would violate these requirements, although these restrictions may not be effective in all circumstances to prevent a violation.
Income Tests
In order to qualify as a REIT, we must annually satisfy two gross income requirements:
(1)
First, at least 75% of our gross income (excluding gross income from prohibited transactions and certain other income and gains) for each taxable year must be derived, directly or indirectly, from investments relating to real property or mortgages on real property or from certain types of temporary investments (or any combination thereof). Qualifying income for purposes of this 75% gross income test generally includes: (i) “rents from real property,” (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) dividends or other distributions on, and gain from the sale of, shares in other REITs, (iv) gain from the sale of real estate assets (but not including certain debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests on real property and gain from prohibited transactions), (v) income and gain derived from foreclosure property, and (vi) income from certain types of temporary investments; and
(2)
Second, in general, at least 95% of our gross income (excluding gross income from prohibited transactions and certain other income and gains) for each taxable year must be derived from (i) income qualifying under the 75% gross income test, (ii) dividends, (iii) interest, and (iv) gain from the sale or disposition of stock or other securities that are not dealer property, or any combination of the above.

Rents we receive will qualify as “rents from real property” for purposes of satisfying the REIT gross income tests described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” (as defined below) will not qualify as rents from real property for purposes of satisfying the REIT gross income tests unless the tenant is a taxable REIT subsidiary (a “TRS”) and either (i) at least 90% of the total leased space of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased to the TRS is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease (determined based on the relative fair market values of the personal property and real property as of the beginning and end of the taxable year), then the portion of rent attributable to the personal property will not qualify as rents from real property.
Generally, for rents to qualify as rents from real property for the purpose of satisfying the REIT gross income tests, we may provide directly only an insignificant amount of services, unless those services are not “impermissible tenant services.” Impermissible tenant services are services to tenants other than services that are both “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide “impermissible tenant services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received, by us with respect to such services or (ii) 150% of the direct cost to us of providing the service during our taxable year. If the impermissible tenant service income from a property in a given taxable year exceeds 1% of our total income from such property in that taxable year, then all of the income from that property will fail to qualify as rents from real property for such taxable year. If the total amount of impermissible tenant service income from a property for a taxable year does not exceed 1% of our total income from such property, the services will not disqualify any other income from the property that otherwise qualifies as rents from real property, but the impermissible tenant service income itself will not qualify as rents from real property.
We do not intend to charge significant rent that is based in whole or in part on the income or profits of any person, derive significant rents from related party tenants, derive rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property, or derive impermissible tenant service income that exceeds 1% of our total income from any property if the resulting nonqualified rents could cause us to fail to qualify as a REIT.
Distributions that we receive from a TRS will be classified as dividend income to the extent of the earnings and profits of the TRS. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test unless attributable to investments of certain new capital during the one-year period beginning on the date of receipt of the new capital (as described below under “Qualification as a REIT—Income Tests—Qualified Temporary Investment Income”). Any dividends received by us from another REIT will be qualifying income for purposes of both the 75% and 95% gross income tests.
If we fail to satisfy one or both of the 75% or the 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if (i) our failure to meet such tests is due to reasonable cause and not due to willful neglect and (ii) we file a schedule with our U.S. federal income tax return describing the sources and nature of our gross income for such taxable year in accordance with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in “—Taxation of Our Company,” even if these relief provisions were to apply, we would be subject to U.S. federal corporate income tax to the extent we fail to meet the 75% or 95% gross income tests.
Foreclosure Property. Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the highest U.S. federal corporate income tax rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% penalty tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.
Hedging Transactions and Foreign Currency Gains. We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent as provided by Treasury Regulations, any income from a hedging transaction which is (i) clearly identified as such before the close of the day on which it was acquired, originated or entered into, and (ii) accompanied by a substantially contemporaneous identification of the item being hedged, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 75% and 95% gross income tests, provided that the hedging transaction is entered into (a) in the normal course of our business primarily to manage risk of interest rate changes, price changes or currency fluctuations, in each case, with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or carry real estate assets, (b) is entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests (or any property that generates such income or gain), or (c) to hedge against transactions described in clause (a) or (b) and is entered into in connection with the extinguishment of debt or a sale of property that is being hedged against by the transaction described in clause (a) or (b). To the extent we enter into other types of hedging transactions or do not make proper tax identifications, as applicable, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure, monitor and document our hedging transactions so that such transactions do not jeopardize our ability to qualify as a REIT. No assurances can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests and that such income will not adversely affect our ability to satisfy the REIT qualification requirements. In addition, certain further currency gains may be excluded from gross income for purposes of one or both of the REIT gross income tests, provided that we do not deal in or engage in substantial and regular trading in securities.
Qualified Temporary Investment Income. Income derived from certain types of temporary stock and debt investments made with the proceeds of certain stock and debt offerings (but not including proceeds received pursuant to a dividend reinvestment plan), not otherwise treated as qualifying income for the 75% gross income test, generally will nonetheless constitute qualifying income for purposes of the 75% gross income test for the year following such an offering. More specifically, qualifying income for purposes of the 75% gross income test includes “qualified temporary investment income,” which generally means any income that is (i) attributable to stock or a debt instrument, (ii) attributable to the temporary investment of new equity capital and certain debt capital, and (iii) received or accrued during the one-year period beginning on the date on which the REIT receives such new capital. After the one-year period following a qualifying equity or debt offering, income from investments of the proceeds of such offering will be qualifying income for purposes of the 75% gross income test only if derived from one of the other qualifying sources enumerated above.

Asset Tests
At the close of each quarter of each taxable year, we must also satisfy five tests relating to the nature of our assets:
1.
Real estate assets, cash and cash items, and government securities must represent at least 75% of the value of our total assets. Real estate assets include interests in real property (such as land, buildings, leasehold interests in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in mortgages on real property or on interests in real property, shares in other qualifying REITs, debt instruments issued by publicly offered REITs, and stock or debt instruments held for less than one year that are purchased with the proceeds from an offering of shares of our stock (other than pursuant to a dividend reinvestment plan) or certain long-term debt.

2.	Not more than 25% of our total assets may be represented by securities other than those in the 75% asset class.
3.
Except for equity investments in REITs, qualified REIT subsidiaries, other securities that qualify as real estate assets for the purposes of clause (1) or the securities of our TRSs, (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets (ii) we may not own more than 10% of the voting power of any one issuer’s outstanding securities and (iii) subject to certain exceptions, we generally may not own more than 10% of the value of the outstanding securities of any one issuer. For purposes of the 10% value test, the term “securities” does not include certain instruments, such as debt securities issued by another REIT, certain “straight debt” securities (for example, qualifying debt securities of a corporation of which we own no more than a de minimis amount of equity interest), loans to individuals or estates, and accrued obligations to pay rent. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature. A security does not qualify as “straight debt” where a REIT (including any controlled taxable REIT subsidiaries of the REIT) owns other securities of the same issuer that do not qualify as straight debt or as certain other permitted securities, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition, for purposes of the 10% value test, debt instruments (other than straight debt or another excluded security) issued by a partnership also are not classified as “securities” to the extent of our interest as a partner in such partnership (based on our proportionate share of the partnership’s equity interests and certain debt securities) or if at least 75% of the partnership’s gross income, excluding income from prohibited transactions and certain other income and gains, is qualifying income for purposes of the 75% gross income test.

4.
Securities of our TRSs cannot represent more than 20% of the value of our total assets (for taxable years beginning before January 1, 2026) or 25% of the value of our total assets (for taxable years beginning on or after January 1, 2026).

5.	Not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interest in real property.
For purposes of these asset tests, we are treated as holding our proportionate share of any subsidiary partnerships’ assets. Also, for purposes of these asset tests, pursuant to an IRS ruling, we generally may treat shares of certain money market mutual funds as “cash items.” Although we believe we have met these asset tests and we intend to continue to meet them, no assurance can be given that we have met them or will be able to do so. However, our ability to satisfy these asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination and for which we will not obtain independent appraisals. Accordingly, we cannot provide any assurance that the IRS will not disagree with our determinations.
We will monitor the status of our assets for purposes of the various asset tests and will endeavor to manage our portfolio in order to comply at all times with such tests. If we fail to satisfy any of the asset tests at the end of a calendar quarter, other than our first calendar quarter as a REIT, we will not lose our REIT status if one of the following exceptions applies:
33.
we satisfied the asset tests at the end of the preceding calendar quarter and the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets; or

•
the discrepancy between the value of our assets and the asset test requirements was wholly or partly caused by the acquisition of one or more non-qualifying assets and we eliminate any discrepancy within 30 days after the close of the calendar quarter in which it arose.

Moreover, if we fail to satisfy the asset tests at the end of a calendar quarter during a taxable year, we will not lose our REIT status if one of the following additional exceptions applies:
•
“De Minimis Exception:” the failure is due to a violation of the 5% or 10% asset tests referenced above and is “de minimis” (meaning that the failure is one that arises from our ownership of assets the total value of which does not exceed the lesser of (i) 1% of the total value of our assets at the end of the quarter in which the failure occurred and (ii) $10,000,000), and we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within six months after the last day of the quarter in which our identification of the failure occurred; or

34.
“General Exception:” all of the following requirements are satisfied: (i) the failure does not qualify for the above De Minimis Exception, (ii) the failure is due to reasonable cause and not willful neglect, (iii) we file a schedule in accordance with the applicable Treasury Regulations providing a description of each asset that caused the failure, and (iv) we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within six months after the last day of the quarter in which our identification of the failure occurred. A REIT that utilizes this general relief provision must pay a tax equal to the greater of (a) $50,000 or (b) the product of the net income generated during a specified period by the asset that caused the failure and the highest U.S. federal corporate income tax rate.

Ownership of Partnership Interests by a REIT
For purposes of the REIT income and assets tests, a REIT that is a partner in a partnership will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income. A REIT’s proportionate share of a partnership’s assets and income is based on its capital interest in the partnership (except that for purposes of the 10% value test, as described in —Qualification as a REIT—Asset Tests, a REIT’s proportionate share of the partnership’s assets is based on its proportionate interest in the equity and certain debt securities issued by the partnership). The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs. Our proportionate share of the assets and items of income of any subsidiary partnership, including such partnership’s share of the assets and liabilities and items of income with respect to any partnership or disregarded entity in which it holds an interest, will be treated as our assets and liabilities and items of income for purposes of applying the REIT asset and income tests. Our subsidiary partnerships will include the Operating Partnership when and if it becomes a partnership for U.S. federal income tax purposes.
Annual Distribution Requirements
In order to qualify as a REIT, for each taxable year we must distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to (i) the sum of (a) 90% of our “REIT taxable income” for such taxable year (determined without regard to the dividends paid deduction and excluding net capital gains) and (b) 90% of the net income (after tax), if any, from foreclosure property for such taxable year, minus (ii) the sum of certain items of non-cash income for such taxable year.
To the extent that we do not distribute (and are not deemed to have distributed) all of our net capital gain and REIT taxable income for a taxable year, we will be subject to regular U.S. federal corporate income tax, and potentially, state and local tax, on these retained amounts. Furthermore, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our “ordinary income,” as defined in Section 4981(e)(1) of the Code, for such year, (ii) 95% of our “capital gain net income,” as defined in Section 4981(e)(2) of the Code, for such year, and (iii) 100% of any corresponding undistributed amounts from prior periods, we will be subject to a 4% nondeductible federal excise tax on the excess of such required distribution over the sum of amounts actually distributed plus retained income from such taxable year on which we paid corporate income tax.
These distributions generally must be paid in the taxable year to which they relate. However, qualifying distributions may be made in the following year in two circumstances. First, dividends declared by us in October, November or December and payable to a shareholder of record on a specified date in any such month shall be treated both as paid by us and as received by the shareholder on December 31 of the year to the extent of our remaining current and accumulated earnings and profits for such year, provided that the dividend is actually paid by us during January of the following calendar year; provided, that we will treat it as paid in such year only to the extent that we would otherwise have undistributed current or accumulated earnings and profits for such year. Second, distributions may be made in the following taxable year if we declare them before we timely file our tax return for the year in question and we pay them with or before the first regular dividend payment date after the declaration is made.
Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later taxable year that may be included in our deduction for dividends paid for the earlier taxable year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.
For taxable years beginning before January 1, 2015, in order for our distributions to have satisfied the annual distribution requirements for REITs and provided us with a deduction against our taxable income , the distributions must not have been “preferential dividends.” A dividend is not a preferential dividend if the distribution is (i) pro rata among all outstanding shares of stock within a particular class, and (ii) in accordance with the preferences among different classes of stock as set forth in our organizational documents. The preferential dividend rule for publicly offered REITs was repealed for distributions made in taxable years beginning after December 31, 2014.
As such, we are no longer subject to these preferential dividend requirements. Any non-publicly offered REIT in which we invest would be subject to the preferential dividend rule regardless of the date of the distribution.
Pursuant to an IRS ruling, the prohibition on preferential dividends applicable to our taxable years beginning before January 1, 2015 did not prohibit REITs from offering shares under a distribution reinvestment plan at discounts of up to 5% of fair market value, but a discount in excess of 5% of the fair market value of the shares would have been considered a preferential dividend. We believe that our distribution reinvestment plan complied with those requirements.
We may retain and pay income tax on net long-term capital gains we received during the tax year. To the extent we so elect, (i) each shareholder must include in its income (as long-term capital gain) its proportionate share of our undistributed long-term capital gains, (ii) each shareholder is deemed to have paid, and receives a credit for, its proportionate share of the tax paid by us on the undistributed long-term capital gains, and (iii) each shareholder’s basis in its stock is increased by the included amount of the undistributed long-term capital gains less their share of the tax paid by us. For the 4% excise tax described above, any such retained amounts would be treated as having been distributed.
To qualify as a REIT, we may not have, at the end of any taxable year, any undistributed earnings and profits accumulated in any non-REIT taxable year (including non-REIT earnings and profits accumulated by another corporation and to which we succeed as a result of our acquisition of such other corporation in a tax-free reorganization). We believe that we have not had any such non-REIT earnings and profits at the end of any taxable year covered by this rule, and we intend to distribute any non-REIT earnings and profits that we accumulate or to which we succeed before the end of any taxable year in which we accumulate or succeed to such earnings and profits if and as needed to comply with this rule. If it is subsequently determined that we had any accumulated non-REIT earnings and profits as of the end of any taxable year, we could fail to qualify as a REIT beginning with the applicable taxable year. Pursuant to Treasury Regulations, however, so long as our failure to comply with the prohibition on non-REIT earnings and profits was not due to fraud with intent to evade tax, we could cure such failure by paying an interest charge on 50% of the amount of accumulated non-REIT earnings and profits and by making a special distribution of accumulated non-REIT earnings and profits.
Failure to Qualify
If we fail to qualify as a REIT and such failure is not an asset test or gross income test failure subject to the cure provisions described above, or for taxable years beginning before January 1, 2015 the result of preferential dividends, we generally will be eligible for a relief provision if the failure is due to reasonable cause and not willful neglect and we pay a penalty of $50,000 with respect to such failure.
If we fail to qualify as a REIT in any taxable year and no relief provisions apply, we will be subject to U.S. federal income tax on our taxable income at regular corporate rates. Distributions to our shareholders in any year in which we fail to qualify as a REIT will not be deductible by us nor will they be required to be made. In such event, to the extent of our current or accumulated earnings and profits, all distributions to our shareholders will be taxable as dividend income. Subject to certain limitations in the Code, corporate shareholders may be eligible for the dividends received deduction, and shareholders that are individuals, trusts or estates may be eligible to treat the dividends received from us as qualified dividend income taxable as net capital gains. However, non-corporate shareholders (including individuals) will not be eligible for the 20% deduction for certain dividends they receive from us should we fail to qualify as a REIT. Unless we are entitled to relief under specific statutory provisions, we also will be ineligible to elect to be taxed as a REIT again for the four taxable years following a year in which we failed to maintain our qualification as a REIT under the Code.
Our qualification as a REIT for U.S. federal income tax purposes will depend on our continuing to meet the various requirements summarized above governing the ownership of our outstanding stock, the nature of our assets, the sources of our income, and the amount of our distributions to our shareholders. Although we intend to operate in a manner that will enable us to comply with such requirements, there can be no certainty that such intention will be realized. In addition, because the relevant laws may change, compliance with one or more of the REIT requirements may become impossible or impracticable for us.
Prohibited Transaction Tax
Any gain realized by us on the sale of any property (other than foreclosure property) held as inventory or held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our subsidiary partnerships, will be treated as income from a “prohibited transaction” that is subject to a 100% penalty tax. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends upon all the facts and circumstances with respect to the particular transaction. However, the Code provides a “safe harbor” pursuant to which sales of properties held for at least two years and meeting certain other requirements will not give rise to prohibited transaction income.
We generally intend to hold properties for investment, but we have made and will make sales of properties consistent with our strategic objectives. However, there can be no assurance that the safe harbor provisions will apply to any particular sale or that the IRS will not contend that one or more of these sales are subject to the 100% penalty tax. The 100% penalty tax will not apply to gains from the sale of property realized through a TRS or other U.S. taxable corporation, although such income will be subject to U.S. federal income tax at the regular corporate rates.
Qualified REIT Subsidiaries and Disregarded Entities
If a REIT owns a subsidiary that is a “qualified REIT subsidiary,” or “QRS,” or if a any person owns (directly or indirectly through disregarded subsidiaries) 100% of the membership interests in a domestic limited liability company or other domestic unincorporated entity that does not elect to be treated as a corporation for U.S. federal income tax purposes, the separate existence of the QRS, limited liability company or other unincorporated entity generally will be disregarded for U.S. federal income tax purposes. Generally, a QRS is a corporation, other than a TRS, all of the stock of which is owned by a REIT (either directly or indirectly through disregarded subsidiaries). All assets, liabilities, and items of income, gain, loss, deduction, and credit of the QRS or disregarded entity will be treated as assets, liabilities, and items of income, gain, loss, deduction, and credit of its REIT (in the case of a QRS) or its first regarded owner (in the case of a disregarded entity). To the extent we own a QRS or a disregarded entity, neither will be subject to U.S. federal corporate income taxation, although such entities may be subject to state and local taxation in some states or foreign taxes if they do business or own property outside the United States.
Currently, the partners in the Operating Partnership are QRSs of us, and thus for U.S. federal income tax purposes we are treated as owning 100% of the membership interests in the Operating Partnership because such QRSs are disregarded as separate from us. As a result, and because the Operating Partnership has not as of the date hereof elected to be treated as a corporation for U.S. federal income tax purposes, as of the date hereof the Operating Partnership also is disregarded as a separate entity from us for U.S. federal income tax purposes It is possible that at some time after the date hereof the Operating Partnership, as a result of one or more transactions, may cease to be disregarded as separate from us for U.S. federal income tax purposes, at which point the Operating Partnership is intended to be treated as a partnership, as discussed below.
Taxation of Subsidiary Partnerships
We currently hold and may in the future continue to hold investments through one or more entities that are classified as partnerships for U.S. federal income tax purposes.

Entity Classification
Generally, a domestic unincorporated entity (such as a limited partnership or limited liability company) with two or more partners or members is treated as a partnership for U.S. federal income tax purposes unless it affirmatively elects to be treated as a corporation or is a “publicly traded partnership” treated as a corporation for U.S. federal income tax purposes. A “publicly traded partnership” is any partnership (i) the interests in which are traded on an established securities market or (ii) the interests in which are readily tradable on a “secondary market or the substantial equivalent thereof.” Under the relevant Treasury Regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership. For example, interests in a partnership are not readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was (or were) not required to be registered under the Securities Act and (ii) the partnership does not have more than 100 partners at any time during the taxable year of the partnership (determined by counting indirect partners who held their partnership interest through certain flow-through entities). Another safe harbor applies to certain partnerships that comply with certain limits on annual transfers (including redemptions) of partnership interests. If any subsidiary partnership were a publicly traded partnership, it would be taxed as a corporation unless at least 90% of its gross income consisted of “qualifying income” under Section 7704 of the Code and it met certain other requirements. Qualifying income is generally real property rents and other types of passive income, and the income requirements applicable to us to qualify as a REIT under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar. However, some important differences exist between these two income tests, that may cause certain amounts that qualify as rents from real property under the REIT rules to fail to qualify as such under the publicly traded partnership rules. We intend to operate so that any subsidiary partnerships will satisfy at least one of the above-mentioned safe harbors, and/or comply with the qualifying income exception, so as to avoid being taxed as a corporation under these rules. However, we may not control all of our subsidiary partnerships, and treatment of a subsidiary partnership as a corporation under the publicly traded partnership rules could prevent us from qualifying as a REIT.
As the Operating Partnership is currently disregarded as separate from us for U.S. federal income tax purposes, it is not currently subject to the rules regarding publicly traded partnerships. However, the Operating Partnership will be subject to such rules if and when the Operating Partnership is no longer a disregarded entity for U.S. federal income tax purposes. At such time, the limited partnership agreement of the Operating Partnership and any applicable contribution agreement may allow limited partners to redeem units in the Operating Partnership (subject to various limitations). If any such redemption rights, or other transfers of interests in the Operating Partnership, following termination of its status as a disregarded entity resulted in limited partnership interests of the Operating Partnership to be considered readily tradable on the substantial equivalent of a secondary market, the Operating Partnership would become a publicly traded partnership, absent satisfaction of a safe harbor as noted above. If the Operating Partnership were to become a publicly traded partnership, it would be taxed as a corporation unless it satisfied the qualifying income exception described above
Taxation of Partnerships
Under the Code, a partnership generally is not subject to U.S. federal income tax, but is required to file a partnership tax information return each year. In general, the character of each partner’s share of each item of income, gain, loss, deduction or credit is determined at the partnership level. Each partner is then allocated a share of such items and is required to take such items into account in determining the partner’s income. Each partner includes such amount in income for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any cash distributions from the partnership. Cash distributions, if any, from a partnership to a partner generally are not taxable unless and to the extent they exceed the partner’s basis in its partnership interest immediately before the distribution. Any amounts in excess of such tax basis will generally be treated as a sale of such partner’s interest in the partnership.
Allocations of Income, Gain, Loss and Deduction
A partnership agreement (or other operating agreement of a limited liability company or other entity treated as a partnership for U.S. federal income tax purposes) will generally determine the allocation of income and losses among partners or members for U.S. federal income tax purposes. However, these allocations will be disregarded for U.S. federal income tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the related Treasury Regulations. Generally, Section 704(b) of the Code and the related Treasury Regulations require that partnership allocations by a partnership respect the economic arrangement of its partners. If an allocation pursuant to the agreement is not recognized by the IRS for U.S. federal income tax purposes, the item subject to the allocation will be reallocated according to the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.
Tax Allocations with Respect to Contributed Properties
Our current subsidiary partnerships have and future subsidiary partnerships (including the Operating Partnership when and if it is treated as a partnership for U.S. federal income tax purposes) may accept contributions of property from our partner(s). If a person contributes appreciated property (i.e., property with a value in excess of adjusted tax basis) in exchange for a partnership interest, the subsidiary partnership’s initial tax basis in the property acquired generally will be less than the purchase price of the property. Although the partnership tax rules of Section 704(c) of the Code would generally attempt to provide us as the non-contributing partner with the depreciation deductions comparable to what we would receive if the subsidiary partnership purchased the appreciated assets for cash in a taxable transaction (and obtained an initial tax basis equal to the purchase price), absent certain elections, which would accelerate income to the contributor, the depreciation would be limited to tax basis. Consequently, our depreciation deductions for such properties may be less, and our tax gain on a sale of such properties may be more, than the deductions or gain, respectively, that we would have if the subsidiary partnership acquired these properties in taxable transactions. Conversely, if we contribute appreciated property to a subsidiary partnership, such partnership may elect to use a method of allocation under Section 704(c) of the Code that accelerates income to us. In that regard, when and if the Operating Partnership becomes a partnership for U.S. federal income tax purposes we would be treated as contributing our assets to a newly formed partnership.
Partnership Audit Rules
While generally the rules described above mean that a partnership is not subject to U.S. federal income tax, the rules applicable to U.S. federal income tax audits of partnerships effective for taxable years beginning after December 31, 2017 may require the partnership to pay the hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership (or partnership-related) tax items in connection with such audit. Such hypothetical tax liability, or “imputed underpayment” will be determined based on the highest rate of tax applicable to corporations or individuals, subject to certain potential adjustments that may reduce the amount. Under the default rule, this imputed underpayment generally must be paid in the year of the adjustment, resulting in a potential shift of the cost of an assessment to those persons that are partners in such partnership in the year of the assessment, and away from those who were partners in the year of the underpayment. The partnership audit rules create procedures to modify (or reduce) a proposed imputed underpayment if certain conditions are satisfied, but no assurances can be provided that such procedures can, or will, be used to reduce or eliminate imputed underpayments. The partnership may elect an alternative method under which the taxes resulting from the adjustment (and interest and penalties) are assessed at the partner level (often referred to as a “push-out election”), subject to a higher rate of interest than otherwise would apply. Treasury Regulations provide that when a push-out election affects a partner that is a REIT, such REIT may be able to use deficiency dividend procedures with respect to adjustments resulting from such election. It is possible that partnerships in which we directly and indirectly invest may be subject to U.S. federal income tax, interest and penalties in the event of a U.S. federal income tax audit as a result of these rules, and as a result, we could be required to bear the economic costs of taxes attributable to our partners.
Investments in Certain Debt Instruments and Preferred Equity
We may acquire mortgage, mezzanine, bridge loans and other debt investments. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% asset test, and interest and gain from such loan will be treated as interest and gain from an obligation secured by a mortgage on real property, if (i) the value of the real property securing the loan on the date that we acquire, originate or modify the loan is equal to or greater than the highest principal amount of the loan outstanding during the taxable year or (ii) for taxable years beginning after December 31, 2015, the loan is secured by both real property and personal property and the fair market value of such personal property does not exceed 15% of the total fair market value of all such property (determined on the date we acquire, originate or modify the loan or, for purposes of characterizing gain from the sale of such loan, at the time of sale). However, if a mortgage loan does not meet either test articulated in the previous sentence then such mortgage generally would not be a qualifying real estate asset in its entirety for purposes of the 75% asset test and/or a portion of the interest income from such mortgage generally would not constitute qualifying mortgage interest for purposes of the 75% gross income test if the amount of the loan outstanding exceeds the fair market value of the real property collateral on the date that we committed to acquire or modify the loan.
To the extent that we derive interest income from a mortgage loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the REIT gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower. This limitation does not apply, however, where the borrower leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had we earned the income directly. However, to the extent that interest from a loan that is based on the profit or net cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property for purposes of the REIT gross income tests and the prohibited transaction tax.
The application of the REIT provisions of the Code to certain mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property rather than by a direct mortgage of the real property, is not entirely clear. A safe harbor in IRS Revenue Procedure 2003-65, which is not a rule of substantive law, provides that if a mezzanine loan meets certain requirements then it will be treated by the IRS as a qualifying real estate asset for purposes of the REIT asset tests and interest income derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. However, to the extent that mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in IRS Revenue Procedure 2003-65, all or a portion of such mezzanine loans may not qualify as real estate assets for purposes of the REIT asset tests and the interest income derived therefrom may not be qualifying income for purposes of the 75% gross income test, which could adversely affect our REIT qualification if we acquired such loans. As such, the REIT provisions of the Code may limit our ability to acquire mortgage, mezzanine or other loans that we might otherwise desire to acquire. Moreover, structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical.
Investments in debt instruments may require recognition of taxable income prior to receipt of cash from such investments (as we are generally required to accrue interest and any “original issue discount” currently regardless of whether we have received the corresponding cash payment) and may cause portions of gain from disposition or repayment to be treated as ordinary income. We may acquire distressed debt instruments that are subsequently modified by agreement with the borrower. Under applicable Treasury Regulations, these modifications may be treated as a taxable event in which we exchange the old debt instrument for a new debt instrument, the value of which may be treated as equal to the face amount of the new debt instrument. Because distressed debt instruments are often acquired at a substantial discount from face value, the difference between our amount realized and our tax basis in the old note could be significant, resulting in significant income without any corresponding receipt of cash. Similarly, if we acquire a distressed debt instrument and subsequently foreclose, we could have taxable income to the extent that the fair market value of the property we receive exceeds our tax basis in the debt instrument. Such a scenario could also result in significant taxable income without any receipt of cash. In the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income.
We generally will be required to include certain amounts in income for U.S. federal income tax purposes no later than the time such amounts are reflected on certain financial statements. The application of this rule may accelerate the accrual of certain amounts with respect to our debt instruments.
We also could make preferred equity investments in entities that directly or indirectly own real property. If the issuer of the preferred equity is taxed as a partnership and the preferred equity investment is properly treated as equity for U.S. federal income tax purposes, for purposes of the REIT income and asset tests we will be required to include our proportionate share of the assets and income of the partnership, based on our share of partnership capital, as if we owned such share of the issuer’s assets directly under the rules generally applicable to investments in partnerships. As a result, absent sufficient controls to ensure that the underlying real property is operated in compliance with the REIT rules, preferred equity investments may jeopardize our compliance with REIT income and asset tests. Moreover, at least one IRS internal memorandum would treat the preferred return on certain equity investments as interest income for purposes of the REIT income tests, which treatment would cause such amounts to be nonqualifying income for purposes of the 75% gross income test. Although we do not believe that interest income treatment is appropriate, and that analysis was not followed in subsequent IRS private letter rulings, the IRS could re-assert that position. In addition, if the underlying property is dealer property and our preferred equity investment is treated as equity for U.S. federal income tax purposes, our share of gains from the sale of the property would be subject to the 100% prohibited transaction tax. In some cases, the proper characterization of debt-like preferred equity investments as unsecured indebtedness or as equity for U.S. federal income tax purposes may be unclear. If we rely on a characterization of a particular instrument as debt or equity and the IRS successfully challenged our characterization, our compliance with the REIT asset or income tests could be jeopardized and/or we could incur taxes or penalties that we otherwise would not have incurred.
Investments in TRSs
As of the date hereof, we own a subsidiary that has elected to be treated as a TRS for U.S. federal income tax purposes, and we may form or acquire additional TRSs. A TRS of ours is a corporation in which we directly or indirectly own stock and that jointly elects with us to be treated as our TRS under Section 856(l) of the Code. In addition, if a TRS owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a TRS of ours. A domestic TRS pays U.S. federal, state, and local income taxes at the full applicable corporate rates on its taxable income prior to payment of any dividends. A foreign TRS with income from a U.S. business or U.S. source investment income also generally is subject to U.S. federal income and/or withholding tax. A TRS owning property outside of the U.S. may pay foreign taxes. The taxes owed by a TRS could be substantial. To the extent that any of our TRSs is required to pay U.S. federal, state or local taxes or foreign taxes, the cash available for distribution by us will be reduced accordingly.
A TRS is permitted to provide impermissible tenant services that cannot be performed directly by us without jeopardizing our qualification as a REIT. A TRS may also engage in other activities that, if conducted by us other than through a TRS, could result in the receipt of non-qualified income or the ownership of non-qualified assets or the receipt of income subject to the 100% tax on net income from prohibited transactions. However, a TRS is not permitted to directly or indirectly operate or manage certain lodging facilities or health care facilities. Several provisions regarding the arrangements between a REIT and its TRS ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by the TRS if the economic arrangements among us, our tenants, and/or the TRS are not comparable to similar arrangements among unrelated parties.
A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset tests described above. However, no more than 20% (for taxable years beginning before January 1, 2026) or 25% (for taxable years beginning on or after January 1, 2026) of the gross value of a REIT’s assets may be represented by securities of one or more TRSs.
Subsidiary REITs
If we acquire stock of another REIT (including by formation of a subsidiary REIT) and such other REIT fails to qualify for taxation as a REIT in any taxable year, that failure could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation that is not a REIT or a TRS. Any such other REIT in which we invest would be subject to the same REIT qualification requirements summarized herein that we must satisfy, including the preferential dividend rule if the other REIT is not a publicly offered REIT. Investments in subsidiary REITs may pose additional challenges, such as smaller income and asset bases against which to absorb nonqualifying income and assets. In the case of a subsidiary REIT acquired by purchase, its REIT qualification during our period of ownership could depend on the seller’s compliance with the REIT requirements for periods prior to our acquisition. If we sell stock of a subsidiary REIT, the buyer’s failure to comply with the REIT requirements for the remainder of the taxable year of sale typically will cause the subsidiary REIT to fail to qualify as a REIT for the portion of the year during which we held its stock as well.
Forward Sale Agreements
We may enter into forward sale agreements with respect to our stock from time to time under which we have the right, subject to certain conditions, to elect physical, cash or net share settlements . In the event that we elect to settle such a forward sale agreements for cash and the settlement price is below the forward sale price, we would be entitled to receive a cash payment from the forward purchasers. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. Although we believe that any amount received by us in exchange for our shares of stock would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether the forward sale agreements qualify as “securities futures contracts,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of the forward sale agreements, we might not be able to satisfy the REIT gross income tests.
Taxation of U.S. Shareholders
The term “U.S. shareholder” means a beneficial owner of our common stock or preferred stock that, for U.S. federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any of its states or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (a) that is subject to the primary supervision of a United States court and the control of one or more U.S. persons or (b) that has a valid election in effect under the applicable Treasury Regulations to be treated as a U.S. person under the Code.
If a partnership, including any entity treated as a partnership for U.S. federal income tax purposes, holds our stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our stock, you are urged to consult your tax advisor regarding the consequences of the ownership and disposition of shares of our stock by the partnership.
Distributions
Distributions paid by us to taxable U.S. shareholders, other than capital gain dividends, will constitute ordinary dividends to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. In accordance with the distribution priority contained in our charter, distributions on our preferred stock will be treated as made out of any available earnings and profits in priority to distributions on our common stock. In general, these dividends will be taxable as ordinary income and will not be eligible for the dividends-received deduction for corporate shareholders.
Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our shareholders, our ordinary dividends generally will not qualify for treatment as qualified dividend income taxed as net capital gain for non-corporate U.S. shareholders and will continue to be taxed at the higher rate applicable to ordinary income. The preferential tax rate for qualified dividend income will apply to our ordinary dividends only to the extent attributable (i) to qualified dividend income received from corporations, such as our TRSs, or (ii) to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income), and only to the extent we properly designate the distributions as qualified dividend income. In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. shareholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend. Dividends paid to a corporate U.S. shareholder will generally not qualify for the dividends received deduction generally available to corporations.
However, U.S. shareholders that are individuals, trusts or estates generally may deduct 20% of “qualified REIT dividends” received from us (generally, dividends received from a REIT by U.S. shareholders that are not designated as capital gain dividends or qualified dividend income). To qualify for this deduction with respect to a dividend on shares of our stock, a U.S. shareholder must hold such shares for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such shares become ex-dividend with respect to such dividend (taking into account certain rules that may reduce a shareholder’s holding period during any period in which the U.S. shareholder has diminished its risk of loss with respect to the shares). If we fail to qualify as a REIT, such U.S. shareholders may not claim this deduction with respect to dividends paid by us.
To the extent that we make a distribution in excess of our current and accumulated earnings and profits (a “return of capital distribution”), a U.S. shareholder will first apply the distribution to reduce (down to zero) the shareholder’s tax basis in our stock (determined separately for each share), and the return of capital distribution will be tax-free to that extent. To the extent that a return of capital distribution exceeds a U.S. shareholder’s tax basis in its stock, the distribution will be taxable as capital gain realized from the sale of such stock. Previously proposed Treasury Regulations, since withdrawn, would have applied a return of capital distribution pro rata, on a share-by-share basis, to each share of stock held by the shareholder with the class of stock upon which the return of capital distribution is made. This share-by-share approach could result in taxable gain with respect to some of a U.S. shareholder’s shares, even though the U.S. shareholder’s aggregate basis for such shares would be sufficient to absorb the portion of the distribution that is not treated as being made out of our current and accumulated earnings and profits. Although these proposed Treasury Regulations have been withdrawn, the notice withdrawing the proposed Treasury Regulations reiterated that the Treasury Department and IRS believe that under current law the results of such distributions should derive from the consideration received by a shareholder on a share-by-share basis.
Distributions that we properly designate as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its stock. However, corporate U.S. shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, if we incur such gain, U.S. shareholders may be required to treat a portion of any capital gain dividend as “unrecaptured Section 1250 gain,” generally taxable at a higher rate than long-term capital gain rates for non-corporate U.S. shareholders. Capital gain dividends are not eligible for the dividends-received deduction for corporations or the 20% deduction for qualified REIT dividends for non-corporate U.S. shareholders. Ordinary income and capital gain must be allocated proportionately among taxable dividends on both our preferred stock and common stock.
Instead of paying capital gain dividends, we may choose to retain all or part of our net capital gain and designate such amount as “undistributed capital gain.” We will be subject to regular U.S. federal corporate income tax on any undistributed capital gains, and our earnings and profits will be adjusted appropriately. On such a designation, a U.S. shareholder:
(1)	will include in its income as long-term capital gains its proportionate share of such undistributed capital gains;
(2)	will be deemed to have paid its proportionate share of the tax paid by us on such undistributed capital gains and receive a credit or refund for the amount of tax deemed paid by it; and
(3)	will increase the tax basis in its stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid.
Dividends declared by us in October, November or December and payable to a shareholder of record on a specified date in any such month shall be treated both as paid by us and as received by the shareholder on December 31 of the year to the extent of our remaining current or accumulated earnings and profits for such year, provided that the dividend is actually paid by us during January of the following calendar year.
We will be treated as having sufficient earnings and profits to treat as a dividend any distribution up to the amount required to be distributed in order to avoid imposition of the 4% excise tax generally applicable to REITs if certain distribution requirements are not met. Moreover, any deficiency dividend will be treated as an ordinary or a capital gain dividend, as the case may be, regardless of our earnings and profits at the time the distribution is actually made. As a result, shareholders may be required to treat certain distributions as taxable dividends that would otherwise result in a tax-free return of capital.
The discussion of distributions in this section applies equally to distributions payable in cash and taxable stock distributions. The Code provides that certain distributions payable in stock will be treated as taxable stock dividends. In addition, shares acquired through a distribution reinvestment plan are treated as taxable stock dividends. Taxable U.S. shareholders receiving taxable distributions of stock will be required to include as dividend income the fair market value of the stock received plus any cash or other property received in the distribution, to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. shareholder may be required to pay tax with respect to such dividends in excess of the cash received. If a U.S. shareholder sells the stock it receives as a dividend, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the stock at the time of the sale. Certain features, typically with respect to preferred stock, such as certain redemption premiums and conversion ratio adjustments that have the effect of increasing the affected shareholders’ interest in our earnings or assets, also may be treated as taxable stock dividends for U.S. federal income tax purposes. In the event we issue preferred stock with such features, the prospectus supplement will discuss the tax consequences of owning such securities in greater detail.

Passive Activity Loss and Investment Interest Limitations; No Pass-Through of Losses
Distributions made by us and gain from the disposition of our common stock or preferred stock will not be treated as passive activity income and, therefore, U.S. shareholders will not be able to apply any “passive losses” against such income. With respect to non-corporate U.S. shareholders, distributions made by us (to the extent they do not constitute a return of capital or a capital gain dividend) will generally be treated as investment income for purposes of the investment interest limitation; however, net capital gain from the disposition of our common stock or preferred stock (or distributions treated as such), capital gain dividends, and dividends taxed at net capital gains rates generally will be excluded from investment income except to the extent the U.S. shareholder elects to treat such amounts as ordinary income for U.S. federal income tax purposes. U.S. shareholders may not include in their own U.S. federal income tax returns any of our net operating or net capital losses.
Sale or Disposition of Stock
Upon any taxable sale or other taxable disposition of shares of our common or preferred stock, a U.S. shareholder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (x) the amount of cash and the fair market value of any property received on the sale or other disposition and (y) the U.S. shareholder’s adjusted tax basis in the shares. In general, any such gain or loss realized upon a taxable disposition of such shares will be long-term capital gain or loss if the stock has been held for more than one year; otherwise it will be a short-term capital gain or loss. However, any loss upon a sale or exchange of the stock by a U.S. shareholder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of our distributions or undistributed capital gains required to be treated by such shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of shares of our stock may be disallowed if the taxpayer purchases other shares of our stock within 30 days before or after the disposition.
The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% to a portion of capital gain realized by a non-corporate shareholder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.” U.S. shareholders are urged to consult with their tax advisors with respect to their capital gain tax liability.
A redemption by us of any redeemable preferred stock we may issue could be treated either as a taxable disposition of shares or as a distribution described above under “Taxation of U.S. Shareholders—Distributions”, depending on the applicable facts and circumstances and the application of Section 302 of the Code. In the event we issue any redeemable preferred stock, the prospectus supplement will discuss the tax consequences of owning such securities in greater detail.
If a U.S. shareholder recognizes a loss upon a subsequent disposition of our stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. We and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations. Each U.S. shareholder should consult his, her or its tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock, or transactions that might be undertaken directly or indirectly by us.
Medicare Tax
A U.S. shareholder that is an individual is subject to a 3.8% tax on the lesser of (i) his or her “net investment income” for the relevant taxable year and (ii) the excess of his or her modified adjusted gross income for the taxable year over a certain threshold (currently between $125,000 and $250,000, depending on the individual’s U.S. federal income tax filing status). A similar regime applies to estates and trusts that do not fall within a special class of trusts or estates exempt from such tax on their “net investment income.” Net investment income generally would include dividends on our common stock and preferred stock (without regard to the 20% deduction for qualified REIT dividends for non-corporate U.S. shareholders) and gain from the sale of our common stock and preferred stock. If you are a U.S. person that is an individual, an estate or a trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our common stock and preferred stock.

Information Reporting Requirements and Backup Withholding Tax Applicable to U.S. Shareholders.
In general, information reporting requirements will apply to payments of distributions on our stock and payments of the proceeds of the sale of our stock to some shareholders. Further, the payor will generally be required to backup withhold on any payments at the current rate of 24% if:
(1)	the payee fails to furnish a taxpayer identification number, or TIN, to the payor or establish an exemption from backup withholding;
(2)	the IRS notifies the payor that the TIN furnished by the payee is incorrect;
(3)	the payee fails to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code; or
(4)	there has been a notified payee underreporting with respect to dividends described in Code Section 3406(c).
Some U.S. shareholders, including corporations and tax-exempt organizations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a shareholder will be allowed as a credit against the shareholder’s U.S. federal income tax and may entitle the shareholder to a refund, provided that the required information is furnished to the IRS on a timely basis.
Taxation of U.S. Tax-Exempt Shareholders
A U.S. tax-exempt entity, including qualified employee pension, profit-sharing trusts and qualified individual retirement accounts, generally is exempt from U.S. federal income tax on its income, except to the extent that such income is “unrelated business taxable income” or “UBTI.” UBTI generally includes (i) any income or gain not sufficiently related to a tax-exempt organization’s exempt purpose, other than certain passive investment income such as dividends, interest, rents from real property and capital gains, and (ii) debt-financed income derived from property not sufficiently related to such exempt purpose that is subject to “acquisition indebtedness.” A U.S. tax-exempt shareholder that is subject to tax on its UBTI will be required to separately compute its taxable income and loss for each unrelated trade or business activity, as determined under applicable Treasury Regulations, for purposes of determining its UBTI. .
Distributions we make to a U.S. tax-exempt shareholder or gains from a U.S. tax-exempt shareholder’s disposition of our common stock or preferred stock generally will not constitute UBTI unless the exempt organization’s stock is debt-financed property (e.g., the shareholder has incurred acquisition indebtedness with respect to such stock). However, if we are a “pension-held REIT,” this general rule may not apply to distributions to certain pension trusts that are qualified trusts (as defined above) and that hold more than 10% (by value) of our stock. We will be treated as a “pension-held REIT” if (i) treating qualified trusts as individuals would cause us to fail the 5/50 Test (as defined above) and (ii) we are “predominantly held” by qualified trusts. We will be “predominantly held” by qualified trusts if either (i) a single qualified trust holds more than 25% by value of our stock or (ii) one or more qualified trusts, each owning more than 10% by value of our stock, hold in the aggregate more than 50% by value of our stock. In the event we are a pension-held REIT, the percentage of any dividend received from us treated as UBTI would be equal to the ratio of (i) the gross UBTI (less certain associated expenses) earned by us (treating us as if we were a qualified trust and, therefore, subject to tax on UBTI) to (ii) our total gross income (less certain associated expenses). A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any taxable year; in that case, no dividends are treated as UBTI.
Notwithstanding the above, for tax-exempt U.S. shareholders that are social clubs, voluntary employee benefit associations, or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our common stock or preferred stock will generally constitute UBTI; however, an organization exempt under Section 501(c)(9) or (c)(17) of the Code may reduce UBTI if it properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt U.S. shareholders should consult their tax advisors concerning these “set aside” and reserve requirements.
Before investing in our stock, a tax-exempt U.S. shareholder should consult its tax advisors with regard to UBTI and the suitability of an investment in our stock.

Taxation of Non-U.S. Shareholders
The rules governing the U.S. federal income taxation of non-U.S. shareholders are complex, and as such, only a summary of such rules is provided in this prospectus. As used below, a “non-U.S. shareholder” means a nonresident alien individual or foreign corporation for U.S. federal income tax purposes that is not otherwise subject to special treatment under the Code. The rules governing the U.S. federal income taxation of a non-U.S. shareholder are complex and no attempt will be made herein to provide more than a summary of such rules. This disclosure does not address shareholders that are non-U.S. trusts or estates, and additional considerations may apply to shareholders that are non-U.S. trusts or estates and to the beneficiaries of any such non-U.S. trusts or estates. Non-U.S. investors should consult with their tax advisors to determine the impact that U.S. federal, state and local income tax or similar laws will have on such investors as a result of an investment in our stock, including the potential application of any income tax treaty that may reduce the U.S. federal income taxes otherwise required to be paid or withheld or otherwise modify the consequences described below and the requirements for claiming treaty relief. The discussion below assumes we have qualified as a REIT and will continue to qualify as a REIT.
Ordinary Distributions.
Distributions (including taxable stock distributions) paid by us to a non-U.S. shareholder that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” within the meaning of Section 897(c) of the Code nor designated by us as capital gain dividends will be treated as dividends to the extent that they are made out of our current or accumulated earnings and profits. These dividends will be subject to withholding of U.S. federal income tax on a gross basis at a rate of 30%, unless an applicable income tax treaty reduces or eliminates that tax (and the non-U.S. shareholder furnishes required documentation to claim treaty relief) or unless the dividends are treated as effectively connected with the conduct by the non-U.S. shareholder of a U.S. trade or business (and the non-U.S. shareholder furnishes required documentation to claim the effectively connected income exemption).
Dividends treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business will be subject to U.S. federal income tax on a net basis, that is, after allowance for deductions, at the graduated rates applicable to ordinary income, and are generally not subject to withholding. A corporate non-U.S. shareholder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax on its effectively connected earnings and profits at a 30% rate. Such branch profits tax may be reduced or eliminated by an income tax treaty between the United States and the country with respect to which the non-U.S. shareholder is resident for tax purposes.
Distributions in excess of our current or accumulated earnings and profits and not attributable to gains from our sales or exchanges of U.S. real property interests will not be taxable to a non-U.S. shareholder to the extent they do not exceed the adjusted tax basis of the non-U.S. shareholder in our shares (determined separately for each share). Instead, they will reduce (down to zero) the adjusted tax basis of such shares (see discussion above under “Taxation of U.S. Shareholders -  Distributions” with respect to the application of a return of capital distribution to the shares of stock upon which such distribution is made). To the extent that such distributions exceed both our current and accumulated earnings and profits and the adjusted tax basis of a non-U.S. shareholder’s shares, they will be treated as gain from the sale or disposition of the non-U.S. shareholder’s shares and may be subject to tax as described in the “- Sale of Stock” portion of this section below. The withholding on such distributions may vary from the underlying tax, as noted below.
U.S. Federal Income Tax Withholding on Distributions not Subject to FIRPTA.
Subject to the discussion below regarding the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” we expect to withhold for U.S. federal income tax purposes at the rate of 30% on any dividend distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. shareholder unless:
(1)
a lower treaty rate applies under an applicable income tax treaty and the non-U.S. shareholder furnishes an IRS Form W-8BEN or Form W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate with us; or

(2)
the non-U.S. shareholder furnishes an IRS Form W-8ECI (or other applicable documentation) claiming that the distribution is income that is effectively connected with such non-U.S. shareholder’s trade or business within the United States.

In addition to withholding on any distributions to non-U.S. shareholders attributable to gain from our sale or exchange of U.S. real property interests as discussed below, FIRPTA withholding regulations may require us to withhold 15% of a distribution that exceeds our current and accumulated earnings and profits.
In light of potential difficulties in properly characterizing a distribution for purposes of the above withholding rules, we may decide to withhold at the highest rate that we determine could apply. Amounts of tax so withheld do not represent actual tax liabilities, but rather, represent payments in respect of the non-U.S. shareholder’s U.S. federal income tax liabilities. Therefore, such withheld amounts are creditable by the non-U.S. shareholder against its actual U.S. federal income tax liabilities, and the non-U.S. shareholder would be entitled to a refund of any amounts withheld in excess of such non-U.S. shareholder’s actual U.S. federal income tax liability for the corresponding taxable year, provided the required filings and information are timely and properly furnished to the IRS.
Capital Gain Dividends not Subject to FIRPTA.
Distributions to a non-U.S. shareholder that we properly designate as capital gain dividends, other than those attributable to gain from sales or exchanges by us from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:
(1)
the investment in our stock is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to any gain, except that a non-U.S. shareholder that is a foreign corporation also may be subject to the 30% branch profits tax (which branch profits tax may be reduced or eliminated by an applicable income tax treaty); or

(2)
the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on his or her net U.S. source capital gains (unless such 30% tax is otherwise reduced or eliminated by an applicable income tax treaty).

Treasury Regulations coordinating FIRPTA withholding rules and withholding rules generally applicable to dividends do not appear to require withholding with respect to our capital gain dividends that are not attributable to gain from the sale or exchange by us of a U.S. real property interest. As noted above, however, we may withhold with respect to amounts designated as capital gain dividends even if the dividends are not subject to U.S. federal income tax in light of potential difficulties in properly characterizing a distribution for purposes of the above withholding rules.
Distributions Attributable to Sale or Exchange of Real Property.
Subject to the exception discussed below for holders of not more than 10% of a regularly traded class of stock, distributions to a non-U.S. shareholder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as a capital gain dividend, will cause the non-U.S. shareholder to be treated under FIRPTA as recognizing gain that is income effectively connected with a U.S. trade or business. The term “U.S. real property interests” generally includes interests in U.S. real property and shares in U.S. corporations at least 50% of whose real estate and business assets consist of U.S. real property interests. Non-U.S. shareholders will be taxed on this gain at the same rates applicable to U.S. shareholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to the 30% branch profits tax in the hands of a non-U.S. shareholder that is a corporation. Such branch profits tax may be reduced or eliminated by an income tax treaty between the United States and the country with respect to which the non-U.S. shareholder is resident for tax purposes.
Except as provided below, we will be required to withhold and remit to the IRS 21% (or the then applicable highest corporate rate of U.S. federal income tax) of any distributions to non-U.S. shareholders attributable to gain from our sale or exchange of U.S. real property interests. Amounts so withheld are creditable against the non-U.S. shareholder’s U.S. federal income tax liability. A non-U.S. shareholder who receives distributions attributable to gain from a sale or exchange by us of U.S. real property interests will be required to file a U.S. federal income tax return for the taxable year. However, FIRPTA and this 21% withholding tax will not apply to any distribution with respect to any class of our stock that is regularly traded on an established securities market located in the United States if the recipient non-U.S. shareholder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of distribution. In the case of a capital gain dividend attributable to gain from the sale or exchange of a U.S. real property interest, a recipient exempt from tax under FIRPTA by reason of not owning more than 10% of such class of stock must treat the capital gain dividend as an ordinary dividend subject to the rules discussed above.
Retained Capital Gains.
Although the law is not clear on the matter, it appears that amounts designated by us as undistributed capital gains generally should be treated with respect to non-U.S. shareholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. shareholders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom an amount equal to their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent their proportionate share of this tax paid by us exceeds their actual U.S. federal income tax liability.
Sale or Disposition of Stock.
Gain recognized by a non-U.S. shareholder upon the sale, exchange or other taxable disposition of our stock generally would not be subject to U.S. taxation unless:
(1)
the investment in our stock is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to any gain, except that a non-U.S. shareholder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above;

(2)
the non-U.S. shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and has a tax home in the U.S., in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net U.S. source capital gains for the taxable year (unless such 30% tax is otherwise reduced or eliminated by an applicable income tax treaty); or

(3)	our stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.
Our stock will not constitute a U.S. real property interest if we are a domestically controlled qualified investment entity. We will be a domestically controlled qualified investment entity if, at all times during a specified testing period, we are a REIT and less than 50% in value of our stock is held directly or indirectly by non-U.S. persons. For these purposes, in the case of any class of our stock that is regularly traded on an established securities market, a person holding less than 5% of such class of stock for five years has been, and will be, treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person. Because our common stock is publicly traded, and we may issue other classes of publicly traded stock, we cannot guarantee that we are or will continue to be a domestically controlled qualified investment entity.
Notwithstanding the foregoing, if we qualify as a domestically controlled qualified investment entity, pursuant to certain “wash sale” rules under FIRPTA, a non-U.S. shareholder may be treated recognizing gain that is effectively connected with a U.S. trade or business under FIRPTA to the extent that such non-U.S. shareholder (i) disposes of our stock within a certain period prior to a distribution, any portion of which, but for the disposition, would have been treated by the non-U.S. shareholder as gain from sale or exchange of a U.S. real property interest and (ii) directly or indirectly (including through certain affiliates) reacquires our stock within certain prescribed periods. However, this wash sale rule will not apply to a disposition and reacquisition of a class of our stock which is regularly traded on an established securities market within the United States if the non-U.S. shareholder did not own more than 5% of such class of stock at any time during the 1-year period ending on the date of the distribution. Moreover, because the amount of gain that is treated as effectively connected with a U.S. trade or business is limited to the portion of the intervening distribution which, but for the disposition, would have been treated by the non-U.S. shareholder as gain from the sale or exchange of a U.S. real property interest under FIRPTA, this wash sale rule also should not apply if, as described above in the context of distributions attributable to the sale or exchange of a U.S. real property interest, the non-U.S. shareholder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the applicable distribution.
Even if we do not qualify as a domestically controlled qualified investment entity at the time a non-U.S. shareholder sells its stock, our stock sold or otherwise disposed of by such non-U.S. shareholder would not be considered a U.S. real property interest if:
(1)
the stock sold or otherwise disposed of by the non-U.S. shareholder is part of a class of our stock that is considered regularly traded on an established securities market under applicable Treasury Regulations; and

(2)
the selling non-U.S. shareholder owned, actually or constructively, 10% or less in value of such class of stock throughout the shorter of the five-year period ending on the date of the sale, exchange or other taxable disposition or the non-U.S. shareholder’s holding period.

In addition, provided that a class of our stock continues to be regularly traded on an established securities market, a non-U.S. shareholder generally will not incur tax under FIRPTA on a disposition of shares of a non-publicly traded class of our stock, if any, if the fair market value of all of the shares of such non-regularly traded class of stock acquired by such non-U.S. shareholder did not exceed 5% of the fair market value of our regularly traded class of stock with the lowest fair market value, determined as of the most recent acquisition date and subject to special rules if stock is convertible into a regularly traded class and certain anti-abuse rules.
If our stock that was sold or other disposed of by a non-U.S. shareholder were considered a U.S. real property interest with respect to the non-U.S. shareholder, gain on the sale, exchange or other taxable disposition of such stock would be subject to taxation under FIRPTA. Specifically, under FIRPTA, the gain would be treated as income effectively connected with a U.S. trade or business, and a non-U.S. shareholder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. shareholder, subject to any applicable alternative minimum tax; provided that the 30% branch profits tax will not apply to a corporate non-U.S. shareholder if the gain is treated as such effectively connected income as a result of FIRPTA. In addition, if the sale, exchange or other taxable disposition of our stock were subject to taxation under FIRPTA, and if shares of such stock were not considered regularly traded on an established securities market, the purchaser of such stock generally would be required to withhold and remit to the IRS 15% of the purchase price.
Redemptions of our Stock
Subject to the application of FIRPTA by reason of being attributable in whole or part to gain from sales or exchanges by us of U.S. real property interests, and unless the recipient qualifies for the FIRPTA exception for holders of not more than 10% of a regularly traded class of our stock, a distribution by us in redemption of any redeemable preferred stock we may issue could be treated either as a taxable disposition of shares (treated as described above under “—Sale or Disposition of Stock”) or as a distribution (treated as described above under “—Ordinary Distributions” and/or —“Capital Gain Dividends not Subject to FIRPTA”) depending on the applicable facts and circumstances and the application of Section 302 of the Code. Subject to the exception discussed above for holders of not more than 10% of regularly traded classes of stock, a distribution to a non-U.S. shareholder in redemption of our shares that is attributable to gain from sales or exchanges by us of U.S. real property interests will cause the non-U.S. shareholder to be treated under FIRPTA as recognizing gain that is income effectively connected with a U.S. trade or business (as discussed above under “—Distributions Attributable to Sale or Exchange of Real Property”) regardless of the application of Section 302 of the Code.
In the event we issue any redeemable preferred stock, the prospectus supplement will discuss the tax consequences of owning such securities in greater detail.
Information Reporting and Backup Withholding Applicable to Non-U.S. Shareholders.
The applicable withholding agent will report to our non-U.S. shareholders and the IRS the amount of distributions treated as paid during each taxable year and the amount of tax withheld, if any, with respect to such payments. Copies of the information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which the non-U.S. shareholder resides or is established.
In addition, a non-U.S. shareholder may be subject to backup withholding with respect to dividends paid on shares of our stock, unless the non-U.S. shareholder certifies that it is not a United States person, such as by furnishing a valid and appropriate IRS Form W-8, or otherwise establishes an exemption, in each case provided that the applicable withholding agent does not have actual knowledge or reason to know such holder is a United States person.
In general, if the proceeds of a sale or other disposition of stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to U.S. information reporting and to backup withholding unless the disposing non-U.S. shareholder certifies that it is not a United States person, such as by furnishing a valid and appropriate IRS Form W-8, or otherwise establishes an exemption, in each case provided that the applicable withholding agent does not have actual knowledge or reason to know such holder is a United States person.
Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the United States through a foreign office of a foreign broker-dealer, provided, however, that if the proceeds from a disposition of stock are paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (i) a “controlled foreign corporation” for U.S. federal income tax purposes, (ii) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (a) backup withholding will apply only if the broker-dealer has actual knowledge that the owner is not a non-U.S. shareholder, and (b) information reporting will apply unless the non-U.S. shareholder certifies its non-U.S. status. Prospective non-U.S. shareholders should consult their tax advisors and financial planners concerning these rules.
Foreign Account Tax Compliance Act Withholding Rules
The Foreign Account Tax Compliance Act, or “FATCA,” provisions of the Code, subject to administrative guidance and certain intergovernmental agreements entered into thereunder, impose a 30% withholding tax on “withholdable payments” made to a “foreign financial institution” (an “FFI”) or a “non-financial foreign entity” (“NFFE”) unless (i) the FFI (as the beneficial owner or as an intermediary for the beneficial owners) undertakes certain diligence and reporting obligations, (ii) the NFFE (as the beneficial owner or, in certain cases, as an intermediary for the beneficial owners) either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (iii) the FFI or NFFE qualifies as an exempt beneficial owner. Any foreign government, any political subdivision of a foreign government, and any wholly owned agency or instrumentality of any one or more of the foregoing, any international organization and any wholly owned agency or instrumentality thereof, and certain retirement funds are treated as exempt beneficial owners, payments to which are not subject to FATCA withholding. “Withholdable payments” generally include any payment of interest, dividends and certain other types of generally passive income if such payment is from sources within the United States. While withholding under FATCA would have applied to the gross proceeds from a disposition of property that can produce U.S. source interest or dividends after December 31, 2018, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
If a non-U.S. shareholder is an FFI that is not exempt or not subject to special treatment under certain administrative guidance or intergovernmental agreements, it must enter into an agreement with the United States Treasury Department requiring, among other things, that it undertakes to identify accounts (and certain debt and equity interests in such FFIs) held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on withholdable payments to account holders whose actions prevent them from complying with these reporting and other requirements. Non-U.S. shareholders in jurisdictions that have entered into a Model 1 intergovernmental agreement with the United States are, in lieu of the foregoing reporting requirements, required to report such information to their own governments, which, in turn, will exchange such information with the United States government. The compliance requirements under FATCA are complex, and prospective non-U.S. shareholders should consult their tax advisors regarding the applicability of the FATCA requirements to them.
Additional Legislative or Other Actions Affecting REITs
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department and it is possible that there could be future changes that could adversely impact our shareholders. No assurance can be given as to whether, when, or in what form the U.S. federal income tax laws applicable to us and our shareholders may be enacted. Changes to the U.S. federal tax laws and interpretations of federal tax laws could adversely affect an investment in our common stock or preferred stock.
State, Local and Foreign Tax
We may be subject to U.S. state and local tax and non-U.S. tax in states, localities and foreign countries in which we do business or own property. The tax treatment applicable to us and our shareholders in such jurisdictions may differ from the U.S. federal income tax treatment described above.

PLAN OF DISTRIBUTION
Sales By Us
We may sell the securities in any one or more of the following ways:
•	to investors through agents;
•	directly to agents;
•	through underwriting syndicates led by one or more managing underwriters;
•	through one or more underwriters acting alone;
•	to or through brokers or dealers;
•	directly to one or more investors;
•	in block trades;
•	through put or call options, forward or other derivative transactions relating to the shares of common stock or other securities being registered hereunder;
•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	through a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange rules;
•	through a combination of any of these methods; or
•	through any other method permitted by applicable law and described in a prospectus supplement.
Our common stock or preferred stock may be issued upon conversion of preferred stock of the Company. Additionally, securities may be issued upon exercise of our warrants. If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.
Any underwritten offering may be on a best efforts or a firm commitment basis. We may use underwriters with which we have a material relationship and will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship. We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
We may grant underwriters who participate in the distribution of our securities an option to purchase additional securities in connection with the distribution.
The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
Any of the prices may represent a discount from the then prevailing market prices.
As applicable, we, and our respective underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the securities.
In the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions.

Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The applicable prospectus supplement will, where applicable:
•	identify any such underwriter, dealer or agent;
•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;
•	identify the amounts underwritten;
•	identify the nature of the underwriter’s obligation to take the securities;
•	describe details regarding options, if any, under which underwriters may purchase additional securities from us, if any; and
•	describe the public offering price or purchase price of the securities being offered and the proceeds we will receive from the sale.
Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which is listed on the NYSE. Common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to the NYSE’s approval of the listing of the additional shares sold. We may elect to list any series of securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of securities.
Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.
We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third parties (or affiliates of such third parties) in such sale transactions by us are or may be deemed to be underwriters under the Securities Act, we will identify them in an applicable prospectus supplement (or a post-effective amendment). Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.
The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.
In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
We may enter into agreements pursuant to which underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act.
Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our customers in the ordinary course of business.
If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Such contracts, when authorized, may be made with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies, and educational and charitable institutions, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
If necessary to comply with any applicable state securities laws, the securities offered by this prospectus will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Sales by Selling Stockholders
The selling stockholders may resell or redistribute securities from time to time on any stock exchange or automated interdealer quotation system on which the shares are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the selling stockholders named in a prospectus supplement (including but not limited to persons who receive shares from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling stockholders” in this prospectus. The selling stockholders may sell the shares by one or more of the following methods, without limitation:
•
block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;
•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the shares are listed;
•	ordinary brokerage transactions and transactions in which the broker solicits purchases;
•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the shares are listed or to or through a market maker other than on that stock exchange;
•	privately negotiated transactions, directly or through agents;
•	short sales;
•	through the writing of options on the shares, whether or not the options are listed on an options exchange;

•	through the distribution of the shares by any selling stockholder to its partners, members or stockholders;
•	one or more underwritten offerings;
•	agreements between a broker or dealer and any selling stockholder to sell a specified number of the shares at a stipulated price per share; and
•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.
The selling stockholders may also transfer the shares by gift.
The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers or dealers may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares at a stipulated price per share. If the broker-dealer is unable to sell shares acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell the shares from time to time in transactions on any stock exchange or automated interdealer quotation system on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus.
From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.
The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions.
A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those shares. A selling stockholder may also loan or pledge the shares offered hereby to a broker-dealer and the broker-dealer may sell the shares offered hereby so loaned or upon a default may sell or otherwise transfer the pledged shares offered hereby.
The selling stockholders and other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of our equity securities by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our equity securities to engage in market-making activities with respect to our equity securities for a period of up to five business days before the distribution. These restrictions may affect the marketability of such securities and the ability of any person or entity to engage in market-making activities with respect to such securities.
We may agree to indemnify the selling stockholders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in an offering against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling stockholders may agree to indemnify us, the other selling stockholders and any underwriter or other person who participates in an offering against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling stockholders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the shares against specified liabilities arising under the federal securities laws in connection with the offering and sale of the shares.
We will not receive any proceeds from the sales of any securities by the selling stockholders, but in certain cases we may pay fees and expenses relating to the registration or an offering of such securities, such as registration and filing fees, fees and expenses for complying with federal and state securities laws and FINRA rules and regulations, and fees and expenses incurred in connection with a listing, if any, of any of the securities on any securities exchange or association. We cannot assure you that the selling stockholders will offer or sell all or any portion of the securities they hold under this prospectus.
If a selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

SELLING SECURITYHOLDERS
Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC, which are incorporated into this prospectus by reference.
LEGAL MATTERS
The legality of the securities offered hereby will be passed upon for us by Goodwin Procter LLP. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of EastGroup Properties, Inc. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information, including this registration statement and the exhibits and schedules thereto, are available on the SEC’s web site (www.sec.gov). Copies of these documents may also be accessed on our website (www.eastgroup.net). The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.
We incorporate by reference the documents listed below, other than, in each case, any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules and regulations:
•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 12, 2025;
•
our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 11, 2025 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024);

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on April 23, 2025; our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on July 23, 2025; and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on October 23, 2025;

•	our Current Reports on Form 8-K filed with the SEC on May 27, 2025 and November 25, 2025;
•
the description of our common stock contained in our registration statement on Form 8-B, filed on June 5, 1997, as updated by Exhibit 4.1 our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 16, 2022, and all amendments and reports updating that description; and

•
all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering (excluding any portions of such documents that are deemed furnished to the SEC pursuant to applicable rules and regulations).

We will provide without charge to each person to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address and telephone number:
EastGroup Properties, Inc.
Attention: Chief Financial Officer
400 W. Parkway Place, Suite 100
Ridgeland, MS 39157
(601) 354-3555

$1,000,000,000

EastGroup Properties, Inc.
Common Stock
PROSPECTUS SUPPLEMENT
December 5, 2025

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